AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 22, 2000 REGISTRATION NO. 333-39836

            SECURITIES AND EXCHANGE COMMISSIONWASHINGTON, D.C. 20549
                            FORM SB-2 AMENDMENT NO.3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               CELEXX CORPORATION
             (Exact name of registrant as specified in its charter)


  Nevada                               1040                     65-0728991
(State or other jurisdiction     (Primary Standard           (I.R.S. employer
of incorporation or organization) Classification Code     identification number)
                                      Number)

                             10100 WEST SAMPLE ROAD
              SUITE 401CORAL SPRINGS, FLORIDA 33065 (954) 796-7684
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                      HARRY WINDERMAN, ESQ.GENERAL COUNSEL
                               CELEXX CORPORATION
                             10100 WEST SAMPLE ROAD
              SUITE 401CORAL SPRINGS, FLORIDA 33065 (954) 796-7684
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: At such time or times as may be determined by the Selling Stockholders after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. N/A

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. N/A

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. N/A

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]


CALCULATION OF REGISTRATION FEE

------------------------------------- ------------------- --------------------- ---------------------- ------------------
TITLE OF EACH CLASS OF                 AMOUNT TO BE        PROPOSED MAXIMUM     PROPOSED MAXIMUM       AMOUNT OF
SECURITIES TO BE REGISTERED            REGISTERED          AGGREGATE OFFERING   AGGREGATE OFFERING     REGISTRATION FEE
                                       PRICE PER SHARE     PRICE
------------------------------------- ------------------- --------------------- ---------------------- ------------------
Common Stock, $.001 par value,        24,871,573(1)       $0.42(1)(2)           $10,446,061(1)         $ 2,800.00
issuable upon conversion of 6%
Convertible Preferred Stock and
Warrant Shares
And Common Stock issuable to
Placement
Agent

Additional Common Stock, $.001 par
value                                  1,306,445          $0.42(1)              $   548,707(1)         $   150.00

------------------------------------- ------------------- --------------------- ---------------------- ------------------
Total . . . . . . . . . .$            26,178,018          $0.42                 $10,994,768            $ 2,950.00
------------------------------------- ------------------- --------------------- ---------------------- ------------------


(1) Includes 200% of the number of shares of Common Stock, 12,002,453 shares, pursuant to Registration Rights Agreement issuable upon conversion of 6% Convertible Preferred Stock at a conversion price of $0.2968 per share, warrant shares and shares issued to the placement agent on the sale of the above Convertible Preferred Stock and 1,306,445 shares of Common Stock for various Selling Stockholders and consultants.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Exchange Act of 1933, as amended (the "Securities Act"), based on $0.42, the per share average of high and low sales prices of the Common Stock on the NASDAQ over-the-counter Market on January 31, 2001.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
     Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS
                                26,178,018 SHARES
                               CELEXX CORPORATION
                   COMMON STOCK - (PAR VALUE $0.001 PER SHARE)

     This Prospectus relates to the re-offer and resale by certain Selling Stockholders (collectively the "Selling Stockholders") of shares (the "Shares") of Common Stock, $0.001 par value per share (the "Common Stock"), of CeleXx Corporation, a Nevada corporation comprised of an aggregate of 26,178,018 shares of Common Stock, that includes 200% of the number of shares of Common Stock, 12,002,453 shares, pursuant to Registration Rights Agreement (refer to section headed "Selling Stockholders" page 38 for further description and details) which will be issued by the Company to a certain Selling Stockholders upon the conversion of the 6% Convertible Preferred Stock ("Preferred Stock") of the Company and warrants and common stock received by the placement agent as part of the same transaction. This Prospectus also relates, pursuant to Rules 417 and 457(i) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), to the offer and resale by certain Selling Stockholders of an indeterminate  number of shares of Common  Stock  that may  become  issuable  by reason of the anti-dilution provisions of the Preferred Stock and to certain other stockholders. The Selling Stockholders have advised us that they propose to offer such Shares which it may acquire for sale, from time to time, through brokers in brokerage transactions on the National Association of Securities Dealers Automated Quotation System (Over-the-Counter) ("NASDAQ"), to underwriters or dealers in negotiated transactions or in a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing  at the time of sale,  at prices  related to such  prevailing  market prices or at negotiated prices. Brokers, dealers and underwriters that participate in the distribution of the Shares may be deemed to be underwriters under the Securities Act of 1933 (as amended, and together with the rules and regulations thereunder, the "Securities Act"), and any discounts or commissions received by them from the Selling Stockholders and any profit on the resale of Shares by them may be deemed to be underwriting discounts and commissions under the Securities Act. The Selling Stockholders may be deemed to be an underwriter under the Securities Act. See "Plan of Distribution".

     We will not receive any part of the proceeds from the sale of the Shares by the Selling Stockholders. The Selling Stockholders will pay all applicable stock transfer taxes, brokerage commissions, underwriting discounts or commissions and the fees of Selling Stockholders' counsel, but we will bear all other expenses in connection with the offering made hereunder. We have agreed to indemnify the Selling Stockholders and underwriters of the Selling Stockholders against certain liabilities, including certain liabilities under the Securities Act, in connection with the registration and the offering and sale of the Shares.

     The Shares are listed on the NASDAQ (OVER-THE-COUNTER). The closing price per share of Common Stock on the NASDAQ (OVER-THE-COUNTER) on March 31, 2001, was $0.21.

AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK AND SHOULD ONLY BE MADE BY INVESTORS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" AT PAGE 7 HEREOF.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. The date of this Prospectus is ________________.

TABLE OF CONTENTS

Prospectus Summary...........................................................  3
Available Information........................................................  5
Risk Factors.................................................................  7
Use of Proceeds.............................................................. 13
Price Range of Common Stock.................................................. 13
Dividend Policy.............................................................. 14
Management's Discussion and Analysis of Financial
 Condition and Results of Operations......................................... 14
Business..................................................................... 20
Management and Strategy...................................................... 22
Security Ownership of Certain Beneficial Owners and
 Management.................................................................. 34
Description of Capital stock................................................. 35
Plan of Distribution..........................................................39
Legal Matters.................................................................40
Experts.......................................................................40

INDEX TO FINANCIAL STATEMENTS

Independent Auditor's Report        ........................................F- 2

Consolidated Balance Sheets as of June 30, 2000, and December 31, 1999 .....F- 3

Consolidated Statements of Operations and Comprehensive Loss for the
six months  ended June 30, 2000, and the year ended December 31, 1999 and the period July 10, 1998 (Inception) through December 31, 1998..................F- 4

Consolidated Statements of Changes in Stockholders' Equity( Deficit) for the six months ended June 30, 2000, and the year ended December 31, 1999 and the period
July 10, 1998  (Inception) through December 31, 1998........................F- 5

Consolidated Statements of Cash Flows for the for the six months ended June 30, 2000, and the year ended December 31, 1999 and the period
July 10,1998 (Inception) through December 31, 1998..........................F- 6

Notes to Consolidated Financial Statements .............................F-7-F-20

INTERIM FINANCIAL STATEMENTS:

Consolidated Balance Sheet as of March 31, 2001  (Unaudited)...............F- 21

Consolidated Statements of Operations for the three and nine months ended March
   31, 2001 and 1999 (Unaudited)
   ........................................................................ F-22

Consolidated Statements of Cash Flows for the nine months ended March 31, 2001 and 1999 (Unaudited)
   .........................................................................F-23

Notes to Unaudited Consolidated Financial Statements ..................F-24-F-28

FINANCIAL STATEMENTS OF ACQUIRED ENTITY -COMPUTER MARKETPLACE, INC.....F-29-F-35

CeleXx Corporation and Subsidiaries Unaudited Pro-Forma Condensed Consolidated
    Financial Statements...............................................F-36-F-38

AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 as well as at the following regional offices: 7 World Trade Center, Suite 1300, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60606-2511 upon payment of the fees prescribed by the Commission. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http//www.sec.gov.

The Company has also filed with the Commission a Form SB-2 Registration Statement (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act with respect to the Shares offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement.

PROSPECTUS SUMMARY

THIS IS ONLY A SUMMARY OF THE INFORMATION THAT IS IMPORTANT TO YOU AND YOU SHOULD READ THE MORE DETAILED INFORMATION, INCLUDING THE FINANCIAL STATEMENTS AND THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS.

About Us

     CeleXx Corporation is an integrated management company providing Information Technology (IT) services, networking solutions and web-centric training to its clients. In general, these services are designed to enhance the performance of client IT systems and to improve individual performance. CeleXx's strategy in providing these services has been accomplished through acquisition, consolidation and operation of IT businesses in select markets. In general, these businesses provide services such as design, engineering and installation of network systems; customization and design of multimedia applications in all the major formats used in the development and delivery of e-Learning, Distance Learning, and other interactive Web-based solutions; commercial Web site development, computer hardware and software integration, Voice over Internet Protocol and call center telephony; as well as training and on-going technical support to client companies.

     Company operations are currently organized into four groups according to function: Integrated Solutions, Performance Media, Information Engineering, and Special applications.

     CMI, a wholly owned subsidiary of CeleXx, is the principle business in the Company's Integrated Solutions Group, which is involved in systems engineering, networking, computer telephony integration and other network support services. The Performance Media Group develops high-end multimedia applications and delivers e-Learning, Distance Learning and other web-centric solutions to clients in the Fortune 500 list. The Information Engineering Group was established to develop and implement large scale data based applications, and the Special Applications Group was established to market and distribute select IT products and services.

     Effective January 1, 2000 the Company changed its fiscal year from December 31 to June 30.

Our Business

     We operate within the broad market of Information Technology (IT), which has grown in tandem with the worldwide proliferation of computerization over the last two decades and has expanded the rate of growth with the commercialization of the Internet and corporate Intranets over the last five years. Several sources, including International Data Corporation (IDC), concur that the number of online users will grow from about 150 million worldwide now to about 500 million by 2003. This projected growth is expected, in turn, to fuel the demand for new computer products and services and create new market opportunities in this field. IDC is a leading provider of information technology data, industry analysis and strategic and tactical guidance to builders, providers and users of information technology. IDC is based in Framingham, Massachusetts and maintains offices in more than 40 countries around the world.


Our Offices

     Our executive offices are located at 10100 West Sample Road, Suite 401, Coral Springs, Florida 33065. Our telephone number is (954) 796-7684. We have a home page on the Internet at http://www.celexx.com.

About The Offering                                          March 31, 2001

Common stock Offered by the Selling Stockholders            30,816,006 shares *

Common stock Outstanding as of  December 31, 2000           28,763,941 shares

Common stock to be Outstanding after the Offering           59,579,947 shares

* refer to section headed "Selling Stockholders" page 38 for further description and details

Use of Proceeds - We will not receive any of the proceeds from the sale of shares by the Selling Stockholders.

Bulletin Board Symbol                                         CLXX

Risk Factors - An investment in the shares involves a high degree of risk. See "Risk Factors" beginning on page 7 of this prospectus.

Summary Financial Data:
(Dollar amounts and share data)

                          9 Months Ended   6 Months Ended      Year Ended
Income Statement Data     March 31, 2001   June 30, 2000       December 31, 1999
----------------------    -------------    --------------      -----------------

Revenues                   $ 15,426,199       $ 3,565,274      $   680,989
Loss from Operations       $ (1,782,701)      $(2,668,294)     $(1,746,443)
Net Loss                   $ (4,407,802)      $(3,195,341)     $(1,906,397)
Basic and Diluted Net
   Loss Per Common Share   $      (0.18)      $     (0.24)     $     (0.21)

Balance Sheet Data        March 31, 2001   June 30, 2000       December 31, 1999
----------------------    --------------   ---------------     -----------------

Total Assets                $ 7,205,702       $ 8,172,379       $1,480,254
Total Liabilities           $ 4,164,979       $ 3,767,896       $  724,939
Stockholders' Equity        $ 3,040,723       $ 4,404,483       $  755,315


RISK FACTORS

     An investment in the shares discussed in this prospectus involves a high degree of risk. You should carefully consider the following risk factors, as well as the other information contained in this prospectus, before making an investment decision.

We Are a  Company with a Limited Operating History

     We can not be sure that we will achieve profitability or positive cash flow in the future. We commenced operations in February 1997 and, have a limited operating history. To March 31, 2001, we had accumulated consolidated net losses from inception of $9,864,593. At present, the only material businesses that we have been successful in acquiring are Pinneast and CMI. While we continue to evaluate and seek to acquire existing businesses in accordance with the business plan, there can be no assurances that we will be successful in our acquisition plans or in securing financing to acquire such operating companies.

     Similarly, because of our limited operating history and accumulated losses, our ability to attract desirable businesses for acquisition will be severely limited. Moreover, there can be no assurance that such acquisition candidates, if found, could be acquired under terms acceptable to us. Consequently, failure to complete planned acquisitions will severely limit our ability to grow.

We Do Not Have Sources for Additional Working Capital if Needed

     The timing and amount of capital requirements are not entirely within our control and cannot accurately be predicted. If working capital requirements materially exceed those currently anticipated, we may require additional financing sooner than anticipated. On April 6,2001, we received a two year financing agreement for a $5 million secured Revolving Credit Line ("Credit Line") for our subsidiary, Computer Marketplace, Inc.(CMI)maturing in May2003 from Rosenthal & Rosenthal, Inc.. Availability under the Credit Line is based on a formula of eligible accounts receivable and inventory and allows for an increase in the credit facility as considered necessary. Borrowings bear interest at the Chase Bank rate plus 2% per annum and are collateralized by essentially all assets of CMI , such as accounts receivable, inventory, and general intangibles, and a corporate guaranty by the Parent. The Credit Line also requires, among other conditions, compliance with certain covenants. The consummation of the Credit Line is subject to approval by the Company's Board of Directors.

     In addition on October 16, 2000, the Company's Chairman and principal shareholder along with four other officers and/or shareholders provided us with a letter of guarantee to jointly consent to lend us up to $1,000,000 on an as needed basis for a one year period ending in October 2001. Repayment will not be required before such date. As of March 31, 2001 the Company's Chairman has loaned us approximately $163,000. Additionally, certain of these individuals agreed to pledge a total of 825,000 shares of restricted Company stock as collateral to the holder of the Series A Convertible Preferred Stock (See

Description of Capital Stock, page 35). The Company anticipates that it will require an additional $500,000 on or before September 1,2001 to be provided by certain of these individuals.

     On January 30, 2001, Finova, as a result of their closing of certain aspects of their business, advised CMI and its other clients that the credit line facility would terminate on February 9, 2001. The company had arranged with Finova to grant CMI up to a 30day extension of the credit line and intends to replace the Finova credit line with alternative lenders as further discussed in the preceding paragraph. On March 16, 2001, CMI received notice of default from Finova for non-payment. Until an alternative lender is secured, CMI has continued to pay down the balance owed to Finova. Currently the balance owed to Finova is less than $50,000.

     Our subsidiaries have been generating sufficient cash flow to sustain their own operations however, their growth will be severely constrained if we do not secure additional financing to support their future growth. Unless additional capital is secured from third party financing and/or loans from its officers our headquarters will be incapable of meeting its current obligations and may require utilization of cash flow from its subsidiaries which can result in additional constraints on current operations and on the future growth of our subsidiaries.

     Also, due in part to declining economic conditions in the United States and falling stock prices in the information technology sector, many businesses in the sector have reported significant declines in both revenues and profitability in 2001. The Company experienced a decline in revenues of approximately $1 million, when figures for the quarter ended March 31, 2001 are compared to the quarter ended December 31, 2000. We believe that this decline was due in part to general economic conditions in the United States and in part to the absence of inventory financing for most of the quarter. Such financing had previously been available through Finova. As a result, the Company has made application with other financial institutions for inventory financing, and anticipates that such financing will be available to the company under acceptable terms and conditions prior to the close of the current quarter.

     We have no other commitments for additional financing, and we can not be sure that any additional financing would be available in a timely manner, on terms acceptable to us, or at all. Further, any additional equity financing could reduce ownership of existing stockholders and any borrowed money could involve restrictions on future capital raising activities and other financial and operational matters. If we were unable to obtain additional financing as needed, we could be required to reduce our operations or any anticipated expansion, which could hurt us financially.


Our Requirement for Additional Working Capital Depends on Competitive Spending

         We believe that the net proceeds from financing borrowings and/or loans provided from our officers , together with other available cash, will be sufficient to meet our operating expenses and capital requirements at least through June 2002. However, our capital requirements depend on numerous factors including:

    o     the level of  resources  required  to expand our  marketing  and sales
          organization,   information   systems  and  research  and  development
          activities
    o the availability of hardware and software provided by third-party vendors

We Have Substantial Competition in the Information Technology Service and Solutions Business

     We cannot be certain that we will have the financial resources, technical expertise or marketing and support capabilities to compete successfully in the Information Technology business. System integration and e-commerce will result in even greater competition. Inasmuch as there are no significant barriers to entry, we believe that competition in this market will intensify. We believe that our ability to compete successfully will depend on:

     The Company's future potential competitors can be divided into several groups - computer hardware and service vendors and/or manufacturers such as IBM and Hewlett Packard; Internet integrators and web presence providers such as Agency.com and iXL Holdings; large information consulting service providers such as Anderson Consulting, Cambridge Technology Partners and Electronic Data Systems Corporation; telecommunications companies such as

     AT&T and MCI; Internet and online service providers such as America Online, Netcom Online and UUNet Technologies; and software vendors such as Microsoft, Netscape, Novell and Oracle. Almost all of the Company's current and potential competitors have longer operating histories, larger installed customer bases, longer relationships with clients and significantly greater financial, technical, marketing and public relation resources than the Company and could decide at any time to increase their resource commitments to the Company's target market. As a strategic response to changes in the competitive environment, the Company may from time to time make certain pricing, service technology or marketing decisions or business or technology acquisitions that could have a material adverse effect on the Company's business, financial condition, results or operations and prospects. Competition of the type described above could materially adversely affect the Company's business, results of operations, financial condition and prospects.

          In addition, the Company's ability to generate clients will depend to a significant degree on the quality of its products and services and its reputation among its clients and potential clients, compared with the quality of its services provided by, and the reputations of, the Company's competitors. To the extent the Company loses clients to its competitors because of dissatisfaction with the Company's services, or its reputation is adversely affected for any other reason, the Company's business, result of operations, financial condition and prospects could be materially adversely affected.

          There are relatively low barriers to entry into the Company's business. Because firms such as the Company rely on the skill of their personnel and the quality of their client service, they have no patented technology that would preclude or inhibit competitors from entering their markets. The Company is likely to face additional competition from new entrants into the market in the future. There can be no assurance that existing or future competitors will not develop or offer services that provide significant performances, price, creative or other advantages over those offered by the Company, which could have a material adverse effect on its business, financial condition, results of operations and prospects.

          Rapid Technology Change

          The market for Information Technology services is characterized by rapid technological change, changes in user and client requirements and preferences, frequent new product and service introductions embodying new processes and technologies and evolving industry standards and practices that could render the Company's intended service practices and methodologies obsolete. The Company's success will depend, in part, on its ability to improve its existing products and services, develop new products and services and solutions that address the increasingly sophisticated and varied needs of any currently and prospective clients, and respond to technological advances, emerging industry standards and practices and competitive service offerings. Failure to do so could result in the loss of customers or the inability to attract and retain customers, either of which developments could have a material adverse effect on the Company's business, financial condition, results of operations and prospects. There can be no assurance that the Company will be successful in responding quickly, cost-effectively and sufficiently to these developments. If the Company is unable, for technical, financial or other reasons, to adapt in a timely manner in response to change in market conditions or client requirements, its business, financial condition, result of operations and prospects would be materially adversely affected.

          Potential Liability to Clients

          Many of the Company's intended operations involve the development, implementation and maintenance of applications that are critical to the operations of their clients' businesses. Our failure or inability to meet a client's expectations in the performance of our products or services could injure the Company's business reputation or result in a claim for substantial damages, regardless of its responsibility for such failure. In addition, the Company possesses technologies and content that may include confidential or proprietary client information. Although the Company will implement policies to prevent such client information from being disclosed to unauthorized parties or used inappropriately, any such unauthorized disclosure or use could result in a claim for substantial damages. The Company will attempt to limit contractually its damages arising form negligent acts, errors, mistakes or omissions in rendering professional services; however, there can be no assurance that any contractual protections will be enforceable in all instances or would otherwise protect the Company from liability damages. The successful assertion of one or more large claims against the company that are uninsured, exceed available insurance coverage, if any, or result in changes to any insurance policies the Company may obtain, including premium increases or the imposition of a large deductible or co-insurance requirements, could adversely affect the Company's business, results of operations and financial condition.

Fast Growth May Cause Problems with Control and Production

     We are not sure that we will be able to manage our growth effectively, or that our facilities, systems, procedures or controls will be adequate to support these operations. Our inability to manage growth effectively could have a bad effect on us by limiting our ability to service our customers and to market our products and services. We have experienced a substantial growth in the number of our employees and our business operations. This growth has placed, and may to continue to place, significant strain on our managerial, operational, financial and other resources. We believe that our performance and success will depend in part on our ability to manage growth effectively. This, in turn, will require ongoing improvement of our operations. We have expanded our Board of Directors to include additional business experienced people.

We will Depend on Key Personnel to Control Our Business and Our Business May Suffer if They are Not Retained

     We are not sure that we will be able to retain our employees or to identify or rehire additional people. The need for people is particularly important in light of the anticipated demands of future growth and the competition of the Information Technology Service Solution industry. Our inability to attract, hire or retain good people could have a bad effect on us. We are highly dependent on our key employees, including technical, sales, marketing, information systems, financial and executive personnel due to our new products and the new markets and new sales people we have recently hired. Therefore, our success depends upon our ability to train and retain these people and to identify, hire and retain additional people as the need arises. Competition for these people, particularly persons having technical expertise is substantial.

     We also are highly dependent on the continued services of our senior management team, which currently is composed of a small number of individuals. While certain executive officers and key employees have employment agreements with us, agreements are of limited time and are subject to terminate under circumstances.

Possible Lack of Protection of Our Proprietary Rights; Risk of Infringement on Others' Rights May Mean We Cannot Sell Our Products

     While the Company believes that its success is ultimately dependent upon the innovative skills of its personnel and its ability to anticipate technological changes, its ability to compete successfully will depend, in part, upon its ability to protect proprietary technology contained in its products. We rely on a combination of copyright, trademark and trade secret laws and contractual restrictions to establish and protect our products and services. We do not know if these protections will be sufficient to prevent misappropriation of our products, services and other proprietary property or that our competitors will not independently develop products and services that is substantially equivalent or superior to our products and services. Without substantial protection, we will have nothing of value to sell to businesses.

     Also due to the fact that this is a new and rapidly changing business, we cannot assure that others will not assert that our services or its users' content infringe their proprietary rights on our products or services. We can not assure that infringement claims will not be asserted against us in the future. Such claims could result in substantial costs and diversion of resources, even if ultimately decided in favor of us, and could have an adverse effect on us, particularly if judgments on claims were against us. In the event a claim is asserted alleging that we have infringed the intellectual property or information of someone else, we may be required to seek licenses to continue to use intellectual property. We are not sure, however, that licenses would be offered or could be obtained on commercially acceptable terms, if at all. The failure to obtain necessary licenses or other rights could have an adverse effect on us.

We Have Volatility in Our Stock Price

     Our operating results, cash flows and liquidity may fluctuate significantly over time. Our revenues depend on our ability to attract and retain customers. We generally offer our new customers a money-back guarantee pro-rated over the unused duration of the service term and customers to our services have the option of discontinuing their service for any reason. Our expense levels are based in part on our expectations of future revenues. To the extent that revenues are below expectations, we may be unable or unwilling to reduce expenses proportionately, and operating results, cash flows and liquidity therefore could be worse than expected. Due to the foregoing factors, it is likely that, from time to time in the future, our quarterly or other operating results and/or growth rate will be below the expectations of public market analysts and investors. Such a failure to meet market expectations could have an adverse effect on the market price of the common stock.

     Prior to this offering, there has been a limited public market for the common stock trading on electronic bulletin board. We are not sure that an increased public trading market for the common stock will develop or continue after this offering, or that the public offering price will correspond to the price at which the common stock will trade subsequent to this offering. The stock market has experience price and volume fluctuations that have particularly affected the stocks of technology companies, resulting in changes in the market prices of stocks of many companies that may not have been directly related to the operating performance of those companies. Such broad market fluctuations may adversely affect the market price of the common stock following this offering. In addition, he market price of the common stock following this offering may be highly volatile. Factors as variations in our interim financial results, comments by securities analysts, announcements of technological innovations or new products by us or its competitors, changing market conditions in the industry (including changing demand for internet access) changing government regulations, developments concerning our proprietary rights or litigation, many of which are beyond our control, may have an adverse effect on the market price of the common stock.

Shares Eligible for Future Sale Could Depress the Price of Our Shares

     Sales of a substantial number of shares of common stock in the public market following this offering, or the perception that sales could occur, could make the market price of the common stock prevailing from time to time go down and could impair our future ability to raise capital through a sale of our stock. Upon completion of this registration, there will be approximately 60,000,000 shares of common stock outstanding, 34,000,000 of which will be freely tradable without restriction.

We Will Not Pay a Cash Dividend in the Near Future

     We have never declared or paid any cash dividends on its capital stock and do not anticipate paying cash dividends in the foreseeable future.

Control by Officers, Directors and Existing Shareholders Prevents Changes in Management

         Currently, the directors as a group and specifically Mr. Doug Forde and Mr. Lionel Forde, his brother, have the right to vote a large block of the outstanding shares of common stock. This small group will control the operations of our company and make it very hard to elect other management for us. As a result, the present officers, directors and shareholders will continue to control our operations, including the election of directors and, except as otherwise provided by law, other matters submitted to a vote of shareholders, including a merger, consolidation or other important matters.

We Provide Indemnification of Officers and Directors and It May be Difficult to Sue Them

         The Nevada Statutes permit a corporation to indemnify persons including officers and directors who are or are threatened to be made parties to any threatened, pending or completed action, suit or proceeding, against all expenses including attorneys' fees actually and reasonably incurred by, or imposed upon, him in connection with the defense of action, suit or proceeding by reason of his being or having been a director or officer, except where he has been adjudged by a court of competent jurisdiction and after exhaustion of all appeals to be liable for gross negligence or willful misconduct in the performance of duty. Our Bylaws provide that we shall indemnify our officers and directors to the extent permitted by the Nevada law and thereby limit the actions that may be taken by you against the officers and directors.


We Make Estimates of Our Future In Forward-Looking Statements

     The statements contained in this prospectus that are not historical fact are "forward-looking statements," which can be identified by the use of forward-looking terminology as "believes," "expects," "may," "will," "should," or "anticipates," the negatives thereof or other variations thereon or comparable terminology, and include statements as to the intent, belief or current our expectations with respect to the future operations, performance or position. These forward-looking statements are predictions. We cannot assure you that the future results indicated, whether expressed or implied, will be achieved. While sometimes presented with numerical specificity, these forward-looking statements are based upon a variety of assumptions relating to our business, which, although considered reasonable by us, may not be realized. Because of the number and range of the assumptions underlying our forward-looking statements, many of which are subject to significant uncertainties and contingencies beyond our reasonable control, some of the assumptions inevitably will not materialize and unanticipated events and circumstances may occur subsequent to the date of this prospectus. These forward-looking statements are based on current information and expectation, and we assume no obligation to update. Therefore, our actual experience and results achieved during the period covered by any particular forward-looking statement may differ substantially from those anticipated. Consequently, the inclusion of forward-looking statements should not be regarded as a representation by us or any other person that these estimates will be realized, and actual results may vary materially. We can not assure that any of these expectations will be realized or that any of the forward-looking statements contained herein will prove to be accurate.

USE OF PROCEEDS

     We will not receive any of the proceeds from the sale of shares by the Selling Stockholders.

PRICE RANGE OF COMMON STOCK

     Since October, 1998, our common stock has traded on the electric bulletin board under the trading symbol CBRA and CLXX. The following table sets forth the average range of bid and ask quotations for our common stock as reported by the electronic bulletin board for each full quarterly period within the two most recent fiscal years and subsequent interim periods.

Fiscal Year Ended December 31, 1998

         By Quarter                                    Common Stock

            Qtr.            Date                    High           Low
            ---             ----                    ----           ---

           4th              December 31, 1998      $6.25          $0.06

Fiscal Year Ended December 31, 1999

         By Quarter                                    Common Stock

            Qtr.            Date                    High           Low
            ---             ----                    ----           ---

            1st             March 31, 1999         $6.00          $0.875

            2nd             June 30,1999           $1.53          $0.875

            3rd             September 30, 1999     $1.15          $0.63

            4th             December 31, 1999      $0.83          $0.45

Fiscal Year Ending June 30, 2000

         By Quarter                                          Common Stock

            Qtr.            Date                    High           Low
            ---             ----                    ----           ---

            1st            March 31, 2000          $4.13          $0.56

            2nd         to June 30, 2000           $3.00          $0.20


Fiscal Year Ending June 30, 2001

                  By Quarter                           Common Stock

            Qtr.            Date                    High           Low
            ---             ----                    ----           ---

            1st            September 30, 2000      $0.32          $0.187

            2nd            December 31,2000        $0.47          $0.10

            3rd            to March 31, 2001       $0.24          $0.21

     Trading transactions in our securities occur in the over-the-counter electronic bulletin board market. All prices indicated herein are as reported to us by broker-dealer(s) making a market in our securities. The quotes indicated above reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not necessarily represent actual transactions.

     As of March 31, 2001, there were approximately 289 Holders of record of our common stock, including brokerage firms, clearinghouses, and/or depository firms holding our securities for their respective clients. The Company believes that there are approximately 1,800 beneficial owners of our securities.


DIVIDEND POLICY

     We have never declared or paid any cash dividends on our stock and do not anticipate paying cash dividends in the foreseeable future. The payment of cash dividends, if any, in the future will be at the sole discretion of the Board of Directors.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

     CeleXx Corporation is a leading provider of Information Technology (IT) and e-Business Integration services to companies on the Fortune 500 list. CeleXx provides networking solutions, computer telephony integration, e-Learning systems, Learning Management Systems (LMS) implementation, and interactive web-centric training to major industrial companies, commercial businesses, and financial institutions in the United States. In general, these services are designed to enhance the performance of client IT systems, to protect vital data, to improve employee on-the-job performance, and to more dynamically link employees, customers, suppliers and partners.

     The company's strategy is to continue to grow and expand by acquiring and commercially integrating additional companies with e-Business Integration competencies (such as systems design and engineering, interactive web-centric training, software development and large scale database systems) and to achieve synergies and compatibility's that offer to our customers an integrated, end-to-end suite of IT services and e-Business solutions.

     Company operations are organized into four groups according to lead function: Integrated Solutions, Performance Media, Information Engineering, and Special applications.

     CMI is the lead unit in the Integrated Solutions Group, and has its major focus in systems engineering, systems design, platform integration, networking, computer telephony integration, VOIP and network support services. The Performance Media Group, with Pinneast as its lead unit, develops high-end multimedia applications, delivers integrated e-Learning solutions over the Internet, and adapts educational content for multinational corporations with significant training needs in a number of different languages. The Information Engineering Group provides a cadre of essential services for large-scale database applications, and the Special Applications Group markets and distributes special products and customized software solutions.

     The company delivers its services directly to customers and partners with leading IT Solutions providers to deliver large scale solutions. These services include Learning Management Systems, Call Center Solutions and round-the-clock Help Desk support.

     During the last quarter, the company began research and development of a suite of end-to-end, turn key and scalable products aimed at answering the growing demand for affordable, user friendly and pre-engineered network systems for SMEs (Small to medium sized enterprises). The company anticipates marketing this new line of products and its related service suite directly and through existing distribution channels.

     The Company's recent operations have consumed substantial amounts of cash and have generated net losses and an accumulated deficit. The Company believes that it will require a cash infusion from a private placement or other equity financing to meet its projected working capital and other cash requirements. Absent such additional cash infusion from a private placement or other equity financing, the Company's continued existence is in substantial doubt. The sale of additional equity or other securities could result in additional dilution to the Company's stockholders. There can be no assurance that such additional financing can be obtained on acceptable terms, if at all.

Results of Operations


Comparison of six months ended June 30, 2000 to six months ended June 30, 1999:

     The Company's total revenue increased $3,339,243, or 1,477%, from $226,031 in 1999 to 2000 as a result of its acquisitions of Pinneast in May 1999 and CMI in April 2000.

     Gross profit decreased to 28% in 2000 from 58% in 1999. This decrease is a result of the lower margins generated from the network systems business of CMI.

     Operating expenses which consist of selling, general, and administrative ("SG&A") expenses increased $2,877,106 or 350% to $3,699,639 in 2000 from $
822,533 in 1999. As a percentage of sales, SG&A expenses were 104% of total sales in 2000 compared with 364% of sales in 1999. The increase in SG&A expenses is primarily due to the recognition of $1,758,782 in non-recurring, non-cash compensation expense for the issuance of stock for services rendered, increases in salaries, professional expenses and transaction costs associated with on-going acquisitions and capital raising efforts, along with an increase in consulting and travel expenses, and the inclusion of SG&A expenses for the Company's two acquisitions of approximately $1,200,000. Depreciation and amortization expenses for 2000 and 1999 were $ 156,708 and $ 15,524, respectively. The depreciation and amortization expenses are primarily due to the acquisitions of Pinneast.com, Inc. and Computer Marketplace, Inc. in 2000. The Company recorded no income tax expenses. At June 30, 2000,the Company has a consolidated federal and state net operating loss carryforward of approximately $5,418,000, expiring between the years of 2014 and 2020.

Comparison of Year 1999 to Period from Inception (July10,1998) to December 31,1998:

     The Company's total revenue increased $ 680,989, or 100%, from $ 0 in 1998 to 1999 as a result of its first acquisition of Pinneast in May 1999.

     Gross profit increased to 48% in 1999 from 0% in 1998. This increase is a result of an increase in the percentage of IT revenue derived from it's the Company's sole operating unit during this period.

     Operating expenses which consist of selling, general, and administrative ("SG&A") expenses increased by $1,758,171 or 556% to $ 2,074,292 in 1999 from $
316,121 in 1998. As a percentage of sales, SG&A expenses were 304% of total sales in 1999 compared with no sales in 1998. The increase in SG&A expenses is primarily due to increases in salaries, professional expenses and non-cash transaction costs associated with on-going acquisitions and capital raising efforts, along with an increase in consulting and travel expenses. Depreciation and amortization expenses for 1999 totaled $125,920. The Company had no depreciation and amortization expenses in 1998. The depreciation and amortization expenses are primarily due to the acquisition of Pinneast.com, Inc. In 1999, the Company recorded no income tax expenses. At December 31, 1999, the Company has a federal and state net operating loss carryforward of approximately $2,223,000.

FUTURE ASSESSMENT OF RECOVERABILITY AND IMPAIRMENT OF GOODWILL

     In connection with its various acquisitions, the Company recorded goodwill and other intangibles, that are being amortized on a straight-line basis over a period of 7 to 10 years, its estimated period over which the Company is expected to benefit from such intangible assets. At June 30, 2000 and December 31, 1999, the unamortized goodwill and other intangibles combined were $ 3,999,251 and $1,114,579, respectively (which represented 49% and 75% of total assets and 91% and 148% of stockholders' equity, respectively). Goodwill arises when an acquirer pays more for a business than the fair value of the tangible and separately measurable intangible net assets of the business. For financial reporting purposes, goodwill and all other intangible assets are amortized over the estimated period benefited. The Company has determined the life for amortizing goodwill based upon several factors, the most significant of which are the relative size, historical financial viability and growth trends of the acquired companies and the relative lengths of time such companies have been in existence.

     Management of the Company periodically reviews the Company's carrying value and recoverability of unamortized goodwill and other intangibles. If the facts and circumstances suggest that the goodwill and other intangibles may be impaired, the carrying value of such assets will be adjusted accordingly, and will result in an immediate charge against income during the period of the adjustment and/or the length of the remaining amortization period may be shortened, which will result in an increase in the amount of amortization during the period of adjustment and each period thereafter until fully amortized. Once adjusted, there can be no assurance that there will not be further adjustments for impairment and recoverability in future periods. Of the various factors to be considered by management of the Company in determining whether goodwill and other intangibles is impaired, the most significant will be (i) losses from operations, (ii) loss of customers and (iii) industry developments, including the Company's ability to maintain its market share, development of competitive products or services and imposition of additional regulatory requirements.


Comparison of three and nine months ended March 31, 2001 to three and nine months ended March 31, 2000:

     Consolidated revenues for the quarter ended March 31, 2001 amounted to $4.4 million, a $4.1 million increase over the quarter ended March 31, 2000. Revenues for the nine months ended March 31, 2001 were $15.4 million, representing an increase of $14.6 million over the nine month period ended March 31, 2000, when revenues amounted to $817,000. The increase in revenues for the quarter and for the nine-month period are essentially due to the inclusion of revenues generated by Computer Marketplace, Inc. (CMI), a Tewksbury, Massachusetts based IT business, which the company acquired in April of 2000. During the quarter and nine month period ended March 31, 2001, computer hardware and related systems sales were buoyant, despite a weakening economic outlook, and revenues from the sale of e-Learning systems and web-based training solutions posted a solid increase over prior periods.

         The following table sets forth-certain statement of operations data of the Company expressed as a percentage of Net Revenues for the periods indicated:


                                          Three Months Ended   Nine Months Ended
                                              March 31,            March 31,
                                          2001       2000      2001        2000
                                          ----       ----      ----        ----


NET REVENUES                              100%       100%      100%        100%
Cost of Revenues                           78%        45%       77%         52%
Gross Profit                               22%        55%       23%         48%
Selling, general and administrative        33%       203%       26%        354%
Amortization of goodwill and intangibles   10%        11%        8%         18%
Total Operating Expenses                   43%       214%       34%        372%
OPERATING INCOME (LOSSES)                 (21%)     (159%)     (11%)      (324%)
Other Income (Expenses)                     2%        (2%)      17%        (20%)
NET INCOME (LOSS)                         (18%)     (160%)      28%       (344%)




     The cost of revenues increased in absolute dollars and as a percentage of net revenues to 78% and 77% for the quarter and for nine month period ended March 31, 2001, when compared to the same quarter and nine-month period ended March 31, 2000. Correspondingly, gross profit margins decreased during the quarter and nine month period ended March 31, 2001 from 55% and 48%, respectively, in 2000 to 22% and 23% for each of the comparable periods in 2001. The increase in absolute dollars, and corresponding decrease in gross profit margins, was due in part to the inclusion of the results of CMI in the consolidated results of operations. CMI was acquired in April of 2000. Additionally, CMI's business involves substantial systems design and installation work where profit margins on hardware components are historically low in comparison to gross profit margins on the sale of IT solutions and services. Also contributing to the profit margin decline during the nine-month period was the sale by CMI of certain computer systems to a major customer that, as a result of complications, resulted in net sales at only slightly above cost. The work specified under this contract was completed by December 31, 2000.

     Selling, general and administrative expenses for the quarter and nine month period ended March 31, 2001 increased in absolute dollars to $1.5 million and $4.0 million, respectively, but decreased to 33% and 26% of net revenues in both the quarter and nine month period, from 203% and 354%, respectively, compared to the corresponding quarterly and nine month periods in 2000. The increase in absolute dollars resulted to a great extent from the inclusion of CMI in the results of operations as well from increased expenses at the company's headquarters relating to the administration, operation, acquisition and integration of subsidiaries, and regulatory reporting requirements. However, as result of the higher operating incomes achieved during the quarter and nine month period ended March 31, 2001, operating losses decreased as a percentage of revenues, from 159% and 324%, respectively, to 21% and 11%, respectively.

     Included in the results of operations and table above are amortization of goodwill, intangibles and stock compensation of $445,000 and $1.3 million for the quarter and the nine months ended March 31, 2001, respectively. This amortization, amounting to 10% and 8% of net revenues, respectively, are non-cash items and reflect primarily write down of the excess of cost of the acquisition of the company's subsidiaries, Pinneast and CMI, over the net tangible book value of the assets in those businesses at time of acquisition. Total Operating Expenses for the quarter and nine month period, ended March 31, 2001, amounted to $1.9 million and $5.3 million, respectively; or 43% and 34% of net revenues for the periods. This compares to $1.8 and $3.0 million, respectively, for the corresponding quarter and nine-month period in 2000, when total operating expenses amounted to 214% and 372% of net revenues.

     Other Income and Expenses, which included interest, miscellaneous income and expense, and the settlement of litigation, amounted to $76,000 and $2,618,000, respectively, during the quarter and nine month period ended March 31, 2001, compared to $6,000 and $165,000 for the quarter and nine month periods ended March 31, 2000. During the second fiscal quarter, the Company determined that the carrying value of its investment in E-Pawn.Com, Inc., received in settlement of a lawsuit by that company, exceeded its net realizable value in the marketplace. As a result, the Company wrote off the remainder of the investment, resulting in a non-recurring charge of $2.7 million, or approximately 11 cents per fully diluted share, against earnings for the quarter.

     Net loss decreased $ 774,000 (48%) to net loss of $823,000 for the quarter ended March 31, 2001 compared to $1.6 million in 2000. Net loss for the nine months ended March 31, 2001 was $4.4 million, representing an increase of $1.6 million over the nine-month period ended March 31, 2000, when revenues amounted to $837,000. The net loss per common share decreased from -$0.13 for the quarter ended March 31, 2000 to -$0.03 in the same quarter in 2001, resulting in a change of +$0.10 per share or 77%. Net loss per common share for the nine months ended March 31, 2001 was -$0.18, representing a decrease of -$0.09 over the nine month period ended March 31, 2000, when net loss per common share was -$0.27. The primary factor affecting the aforementioned changes occurred during the second fiscal quarter 2001 whereby the Company wrote off the remainder of the investment in marketable securities available for sale, resulting in a non-recurring charge of $2.7 million, or approximately 11 cents per fully diluted share, against earnings for the quarter.


Cash and Sources of Liquidity

     The Company historically has satisfied its operating cash requirements primarily through cash flow from operations, from borrowings from shareholders and from a revolving line of credit with limits up to $5 million from FINOVA. At March 31, 2001, the Company had $761,000 in cash on hand, in bank accounts, and in marketable securities available for sale.

     During the nine months ended March 31, 2001, cash provided by operating activities of $603,000 exceeded cash use in financing activities and investing activities amounting to $364,000, resulting in a $239,000 increase in cash. Net cash provided by operations was primarily due to increases in accounts payables.

     On October 16, 2000, the Company's Chairman and principal shareholder along with four other officers and/or shareholders of the Company provided the Company with a letter of guarantee jointly consenting to lend the Company up to $1,000,000 on an as needed basis over a one year period ending in October 2001, the repayment of which will not be required before such date. Certain of these individuals have indicated that they are currently pursuing financing on their personal assets to provide funds to the company. As of March 31, 2001 the Company's Chairman had loaned the Company approximately $163,000. The Company anticipates that it will require an additional $500,000 on or before September 1,2001 to be provided by certain of these individuals.

     On April 6, 2001, we received a two year financing agreement for a $5 million secured Revolving Credit Line ("Credit Line") for our subsidiary, Computer Marketplace, Inc. (CMI) maturing in May 2003 from Rosenthal & Rosenthal, Inc. Availability under the Credit Line is based on a formula of eligible accounts receivable and inventory and allows for an increase in the credit facility as considered necessary. Borrowings bear interest at the Chase Bank rate plus 2% per annum and are collateralized by essentially all assets of CMI, such as accounts receivable, inventory, and general intangibles, and a corporate guaranty by the Parent. The Credit Line also requires, among other conditions, compliance with certain covenants. The consummation of the Credit Line is subject to approval by the Company's Board of Directors, which has not yet been obtained.

     On January 30, 2001, Finova, as a result of their closing of certain business operations, advised CMI and its other clients that the credit line facility would terminate on February 9, 2001. The company has arranged with Finova to grant CMI up to a 30-day extension of the credit line and intends to replace the Finova credit line with alternative lenders as further discussed in the preceding paragraph. On March 16, 2001, CMI received notice of default from Finova for non-payment. Until an alternative lender is secured, CMI has continued to pay down the balance owed to Finova. Currently, the balance owed to Finova is less than $50,000.

     Our subsidiaries have been generating sufficient cash flow to sustain their own operations; however, their growth will be constrained if we do not secure additional financing to support their growth. Unless additional capital is secured from third party financing and/or loans from its officers, our headquarters will be incapable of meeting its current obligations and may require utilization of cash flow from its subsidiaries, which can result in additional constraints on the future growth of our subsidiaries.

     Also, due in part to declining economic conditions in the United States and falling stock prices in the information technology sector, many businesses in the sector have reported significant declines in both revenues and profitability in 2001. The Company experienced a decline in revenues of approximately $1 million, when figures for the quarter ended March 31, 2001 are compared to the quarter ended December 31, 2000. We believe that this decline was due in part to general economic conditions in the United States and in part to the absence of inventory financing for most of the quarter. Such financing had previously been available through Finova. As a result, the Company has made application with other financial institutions for inventory financing, and anticipates that such financing will be available to the company under acceptable terms and conditions prior to the close of the current quarter.

     We have no other commitments for additional financing, and we cannot be sure that any additional financing would be available in a timely manner, on terms acceptable to us, or at all. Further, any additional equity financing could reduce ownership of existing stockholders and any borrowed money could involve restrictions on future capital raising activities and other financial and operational matters. If we were unable to obtain additional financing as needed, we could be required to reduce our operations or any anticipated expansion, which could hurt us financially.

         The Company believes that it will require additional cash infusions to meet the Company's projected working capital, strategic acquisitions and other cash requirements in its current fiscal year ending June 30, 2001 and is working closely with lenders, investment bankers and others to meet these projected needs.


Inflation

     In our opinion, inflation has not had an effect on our results of operations.

OUR BUSINESS

Overview

     We were organized under the laws of the State of Nevada on February 19, 1997, under the name, "Spectrum Ventures, Inc." In February 1999, the Company merged with Cobra Technologies International, Inc., a Delaware corporation with the Company surviving. The name of the surviving corporation was changed to Cobra Technologies, Inc. and in August 1999 and November 1999 was further changed to CobraTec, Inc. and CeleXx Corporation, respectively.

     On February 18, 1999, the shareholders of Spectrum Ventures, Inc. voted to acquire all of the outstanding common stock of Cobra Technologies International, Inc., a newly-formed Delaware corporation ("Cobra International"), pursuant to an Agreement and Plan of Reorganization in exchange for 4,500,000 of the Company's stock.

     Effective May 25, 1999, we acquired all of the outstanding common stock of Pinneast.com, Inc. a South Carolina corporation ("Pinneast"), pursuant to an Agreement and Plan of Reorganization for a value of $900,000. Payment consisted of 500,000 shares of our common stock and $100,000 in cash. Payment of the cash portion was deferred for one year. Stephen Lounsberry and Mitchell N. Smith, President and Vice President of Pinneast, respectively, also owning 100% of the outstanding capital stock of Pinneast, received 275,000 and 225,000 common shares of our stock, respectively.

     At present, the only material businesses that has been successfully combined with us is Pinneast.com, Inc. and Computer Marketplace, Inc. While we intend to acquire existing businesses in accordance with our business plan, we are not sure we will be successful in our acquisition plans or in securing financing to acquire such operating companies.

     To date, we have not earned a profit and can give no assurances if and when it will turn a profit. Similarly, because of our limited operating history and accumulated losses, our ability to attract desirable businesses for acquisition will be severely limited. Moreover, we can not be sure that such acquisition candidates, if found, could be acquired under terms acceptable to us. Consequently, failure to complete planned acquisitions will severely limit our ability to grow.

GENERAL

     We  are  an   acquirer   and   consolidator   of   Information   Technology
(IT)businesses. In general, these businesses provide services such as engineering design and layout for the installation of network systems, Web site development, computer hardware and software integration, and training and ongoing technical support to client companies. In certain situations, however, computer hardware and software may be sold as part of the overall service solution.

     We completed our first acquisition in May of 1999 of Pinneast.com, Inc. ("Pinneast"), a six-year-old Columbia, South Carolina based company. Since then, Pinneast's revenues and contracts for future business have increased substantially. We are projecting revenues of approximately $3 million for the year 2001. The basis for these projections is the current backlog of services for which Pinneast holds signed contracts. Meanwhile, Pinneast is steadily making inroads into the corporate training market. In December 1999, for example, Pinneast signed an open-ended contract to host Dow Chemical's worldwide computer based training programs. Under the terms of the agreement, Dow can cancel the balance of the agreement at any time if, in the opinion of Dow, Pinneast is in breach of the terms of the agreement and fails to live up to acceptable standards of performance under the agreement. Nevertheless, Pinneast will be required to complete all work-in-progress, without regard to the date of cancellation of the open-ended contract. Furthermore, under the agreement Dow must make a twenty-five percent (25%) non-refundable cash deposit with Pinneast on all purchase orders issued by Dow and accepted by Pinneast. In addition, Pinneast is negotiating to jointly produce books in text and video. If the pilot programs currently being conducted are successful, Pinneast will convert books and educational programs into CDs and Internet deliverable format for the publisher.

     Our second acquisition, Computer Marketplace, Inc. (CMI) was completed on April 11, 2000., pursuant to an Agreement and Plan of Reorganization for a value of $ 5,000,000. Payment consisted of 1,400,000 shares of our common stock and $2,500,000 in cash. Payment of the cash portion was $1,500,000 at closing and a promissory note for $1 million at 6%, payable in equal installments at the first and second anniversaries. David Burke. Sr. and five (5) other key employees retained their positions in CMI pursuant to 3 year employment contracts and received a total of 200,000 common shares of our stock . CMI, located in Tewksbury, Massachusetts, is a sixteen-year-old network solution and systems design company, founded in 1983. CMI focuses on providing Fortune 1000 companies, government agencies and educational institutions with networking solutions, systems integration, and computer telephony integration.

     We operate within the broad market of Information Technology (IT), which has grown in tandem with the worldwide proliferation of computerization over the last two decades and has expanded the rate of growth with the commercialization of the Internet and corporate Intranets over the last five years. Several sources, including International Data Corporation (IDC), concur that the number of online users will grow from about 150 million worldwide now to about 500 million by 2003. This projected growth is expected, in turn, to fuel the demand for new computer products and services and create new market opportunities in this field. IDC is a leading provider of information technology data, industry analysis and strategic and tactical guidance to builders, providers and users of information technology. IDC is based in Framingham, Massachusetts and maintains offices in more than 40 countries around the world.

     With the successful acquisition of CMI, in addition to its core competencies in networking and telephony, we became involved in the delivery of systems that use voice over IP technology. Voice over IP is an emerging technology that allows customers voice transmission over the Internet at a fraction of the cost of current telephone technologies. At the present time, approximately 50% of CMI's revenues are derived from the general area of telephony, that is, the use of computers in telephonic communications. At this time, we are unable to forecast what impact, if any, the predicted growth in this market will have upon us.

     Finally, through our ownership of Pinneast, we operate within the general market of business-to-business e-commerce by building websites and e-commerce platforms for clients that facilitate the transfer of goods and services over the Internet. Electronic commerce (or e-commerce, as it is better known) is a relatively new area within general commerce. This area has proliferated with the growing use of the Internet and involves the transfer of goods, services, and funds from one point to another using the Internet. E-commerce is divided into business-to-business and business-to-consumer segments.

     According to IDC, business-to-business e-commerce is one of fastest growing sectors of e-commerce and is expected to exceed $179 billion by 2001. To capitalize on this growth, many businesses are expanding and upgrading their Internet and networking infrastructures. The industry is highly competitive and is characterized by numerous small companies, many offering proprietary products and services. Although there are a few significant players, such as IBM and Cisco, as yet, no clear leader has emerged. Currently, Pinneast holds a negligible market share in this field, and currently has neither the capital nor technical resources to capture meaningful market share. Nevertheless, revenues from this source are growing.


MANAGEMENT AND STRATEGY

     Our core management is composed of individuals experienced in finance, accounting, and Information Systems. Members of our management team have been employed by or have been consultants to startup companies and multinational corporations such as IBM, Mc Graw-Hill and Xerox for more than two decades, Our current president and our Chief Financial Officer have both been involved in the financial and business aspects of mergers and acquisitions, as well as with the investigation and business analysis of prospective acquisitions at Xerox and McGraw-Hill and for smaller entrepreneurial firms. The core strategy of our management team is to acquire complimentary businesses in the Information Technology industry that add value by increasing market share, revenues, or profits, or by reducing operating costs, or by enhancing our ability to perform in the market place. We must caution, however, that the achievement of these targets is highly dependent upon current management as well as upon our ability to attract new capital. We are not sure that we will be in a position to attract sufficient capital or that such capital will be available to us on favorable and desirable terms. If we are unsuccessful in our attempt to raise growth and working capital at rates that are acceptable to us, our prospects for growth could be greatly diminished.

     To date, we have focused on service companies that provide customers with systems and network integration and computer and web based training. Companies in systems engineering, systems design, e-commerce platform development, and network consulting are our desired potential acquisition candidates. Through the acquisition of CMI we are also becoming involved in developing and delivering telecommunications systems such as telephone routers, networked e-mail systems, and remote telephone diagnostic systems. Telecommunications is an area that the company expects to become even more involved with over the next several years.

     One important criterion for acquisition is the potential synergy of the business to be acquired with those that already exist within our structure. CMI and Pinneast, for example, share a number of their larger clients. CMI provides hardware, systems, and services to several of these clients while Pinneast provides training to assure that users understand and take full advantage of the systems that CMI has provided. We generally look for companies that will add $5 million to $15 million, or more to revenue; companies that have been profitable on a pretax, pre-interest basis. Acquisition valuations are often based on an EBIT multiple of four (4) to six (6). In addition, the companies must have at least a three-year history with recently audited financial information and a strong management team. We require top management to stay with the company after the acquisition and tie a portion of the final purchase price to future performance. In any event, we reserve the right to negotiate the purchase price and terms of an acquisition, and may, from time to time, elect to acquire a business with a history of losses if, in the opinion of the management and our board of directors, such an acquisition might add value to our holdings.

PINNEAST.COM, INC.

     Pinneast.com, Inc. ("Pinneast") was formed in January 1994 in order to capitalize on the growing demand for computer-based alternatives to instructor led training. The company provides its customers, mainly Fortune 500 companies, with customized interactive (i.e., can be controlled by the user) multimedia (i.e., combining text, graphics and motion) training design and development services. Toward this end, Pinneast evaluates the specific practices and procedures a client might be using, and then details a plan for developing training programs that address the client's specific requirements. For the most part, these training programs are designed to fill specific needs; for example, to help employees improve performance (productivity); to help employees gain awareness of certain issues, their causes, and cures (e.g., sexual harassment); to help employees avoid common accidents or to comply with certain governmental regulations such as OSHA; to teach new skills (e.g., how to operate a certain machine); or to teach general skills (e.g., computing). Pinneast also develops and produces marketing tools (e.g., promotional material, video demonstrations, etc.) for customers to distribute in the form of CD ROMS or via the Internet.

     Today, Pinneast's clients include a broad base of industrial companies, banks, financial institutions, government agencies and educational institutions. Prominent among its clients are Dow Chemical, for which Pinneast produces and hosts (maintains the site for) world-wide Web-based training programs; The US Army, for which Pinneast develops a wide array of training programs related to the proper use and maintenance of weapons systems; Delta Airlines, for which Pinneast designs and produces safety training programs; and Nations Bank, for which Pinneast develops financial training programs. All of Pinneast's programs are high in multimedia (text, video, graphics and motion) content and delivered to the end user via CD ROMs, the Internet (World Wide Web), or private corporate intranets (Internet based links for a specific company or group).

     Pinneast generated about $200,000 in revenue during its first year, primarily from its first customer, Fleet Mortgage, and from a local grocery chain, Harris Teeter Grocers. During the company's second year, it established a two-year, $800,000 contract with Hoechst Chemical to provide OSHA mandated training to its employees. Pinneast also continued to expand within the financial community by generating contracts with several banks and insurance companies.

     In 1996, Pinneast became a pioneer in web-based training as it delivered an Internet accessed medical support program, called Learners Toolkit for Open Time, for the Thomas Jefferson University Hospital. By 1998, the company had expanded its revenue base to more than $800,000 and established contracts with companies throughout a variety of industries and government organizations. In 1999 on an annualized basis Pinneast earned revenues of $ 978,000 and signed an open-ended contract to host Dow Chemical's worldwide computer based training programs.

     While Pinneast has been particularly successful with companies in a few key industries such as finance, insurance, transportation and manufacturing, the scope of its services can be applied to most businesses and government organizations. Generally, however, its customers need to be large enough to have ongoing training and training support programs for their employees. Pinneast maintains a customer retention rate in excess of 80%.

     Pinneast products fall into two categories: training and marketing. Training products include custom computer-based training (CBT) programs, custom web-based training (WBT) programs, instructional design, instructor-led training and consultation. The Company's marketing products include: interactive marketing CD-ROMs, corporate web page development, e-commerce systems, site development, and consultation.

     In developing and producing training programs for its clients, the Company combines business performance consulting, instructional design, graphic design and animation, computer methodologies and media technologies to meet the specific performance improvement (productivity) needs of its clients. The solutions and training programs are delivered via CD-ROM or the Web. Furthermore, the Company markets and distributes its products and services through trade sources, customer referrals and direct marketing.

     The Company's instructional design philosophy and approach focus on helping clients improve employee performance through training. The interactive nature of the program permits the user (learner) to stop, start, or repeat any portion of the program he or she may desire, at any time. Pinneast's approach to interactive multimedia design addresses multiple learning styles in an attempt to more effectively reach the diverse audiences for which these programs are intended. Secondly, our interactive multimedia programs engage the learner with simulated performance-based routines, enhanced by corrective feedback that is directly applicable to the learner's real world performance responsibilities.

     The instructional material is designed to engage or link the learner to interactive multimedia so that real world knowledge, skills and methodologies are practiced and developed and, thus, become directly transferable to on-the-job performance. In addition to designing from the learner's performance perspective and needs, Pinneast.com designs training programs within the context of the client's business objectives and priorities so that individual performance improvements are relevant: they impact overall business performance.

     For the year 1999, Pinneast.com employed 16 full-time employees and 10 part-time employees.


COMPUTER MARKETPLACE, INC.

     The acquisition of Computer Marketplace, Inc. (CMI) was completed on April 11, 2000., pursuant to an Agreement and Plan of Reorganization for a value of $ 5,000,000. Payment consisted of 1,400,000 shares of CeleXx common stock and $2,500,000 in cash. Payment of the cash portion was $1,500,000 at closing and a promissory note for $1 million at 6%, payable in equal installments at the first and second anniversaries. David Burke. Sr. and 5 other key employees retained their positions in CMI pursuant to 3 year employment contracts and received a total of 200,000 common shares of CeleXx .

     CMI, located in Tewksbury, Massachusetts, is a sixteen-year-old network solution and systems design company, founded in 1983. CMI focuses on providing Fortune 1000 companies, government agencies and educational institutions with networking solutions, systems integration, and computer telephony integration. CMI has a broad and diversified client list ranging from major telecommunications companies to public school systems throughout North America. CMI's customers include: America On-Line, Lucent Technologies, AT&T, J.C. Penny, Bell Canada, The Prudential Insurance Companies, the Boston Public Schools, Sprint Corp., IBM Global Services, USA Group, USA Bank, and Hewlett Packard Co., among many others. CMI services these customers by designing, installing and implementing local area network (LAN) and wide area network (WAN) systems, by customizing software on clients' existing computer network allowing the client the transmission of telephone conversation via the internet for long distance calls and computer related maintenance functions. In 1998, CMI reported $16.7 million in revenues, with pretax earnings of approximately $922,000.

     CMI started in 1983 as a retail operation and rapidly grew to five store locations. In 1990, management undertook a major restructuring in order to capitalize on the growing demand for software, systems and solutions rather than just hardware. The company also recognized the opportunity to utilize this new focus to expand its market nationwide and establish an international presence.

Consequently, the company shifted its focus from individuals and small operations to a purely corporate focus. The company achieved this shift in focus by eliminating the retail side of the business. It did this by closing its retail stores and moving all its operations into a single location. In addition the company developed new marketing strategies focusing on system integration, services and Fortune 1000 companies. Within the last several years, CMI expanded its network solutions business and entered into the growing field of telecommunications. The company is divided into two basic divisions: Networking and Telephony.

     CMI provides its customers with complete, ready-to-run networks using Novell and Windows NT platforms. CMI assesses a customer's needs, determines the appropriate configuration, purchases the necessary software and hardware and then assembles and tests the components at the customer's site. While certain large installations can run as high as $1 million or more, the average order for a network solution is about $200,000. CMI takes care of all aspects of the installation, from delivery and setup to completing the necessary licensing and warranty procedures. The company also provides its customers with systems operation training, vendor updates and upgrades, as well as a 24-hour Help Service.

     Over the last few years, CMI has also expanded its services to include a trademarked "Share-A-CNE" program, which provides customers with the benefits of an on-call Certified Network Engineer who can work closely with the customers' Information Services (IS) department but does not need to be employed on a fulltime basis. The Share-A-CNE program is a cost effective way for the small customer to receive the technical benefits that their larger counterparts receive.

     CMI is also engaged in helping its customers capitalize on the capabilities of the Internet. More specifically, the company is helping customers implement voice over IP (Internet Protocol) technology, which is a low cost alternative to standard telephone service. The company does this through the design and implementation of customized software on a client's existing computer network, or a newly implemented network, allowing the client the transmission of telephone conversation via the Internet for long distance calls. Network contracts represent approximately 50% of the company's revenues.

     CMI provides its customers with systems and solutions for their telecommunications needs. The telephony division was formed about three years ago to help some of its major telecommunications systems providers, such as AT&T, Cisco, Lucent, Qwest and Sprint, in assisting their clients to more effectively manage their call routing systems. The company brings in the relevant equipment, prepares all the networking functions in terms of software and hardware, installs the necessary telephony software, conducts in-depth testing of the systems, and finally ships a ready to use system to the end-user site. End customers include airlines, banks, insurance companies, investment firms and customer oriented organizations across the US and Canada. Orders average about $400,000 and are usually fulfilled within 4 weeks. Occasionally, orders are received from Europe and the typical user is a Fortune 500 company.


GROWTH STRATEGY

     Our current plan of operations is to expand its current worldwide account base by offering a complete business solutions product line. We will also seek to expand upon current information technology products and services in the form of international acquisition or mergers into existing operations. To achieve market acceptance for our services and products will require substantial marketing efforts and the expenditure of significant funds to create awareness and demand.

MARKETING

     Marketing initiatives occur under the direction of the combined company's marketing committee. The committee is comprised of qualified leadership from all of the operating companies and is chaired by a senior management member of an operating company and is selected by the Chief Executive Officer. The Chief Executive Officer is a ex officio member of the committee.

     One priority of the Marketing Committee is to develop strong equity in the CeleXx brand name, world-wide. This effort includes, strategic alliances, partnering opportunities, and the branding of all products offered through the operating companies as CeleXx.

     The Marketing Committee works in concert with an outside National Marketing and Public relations firm to develop programs for the all the operating companies, according to the requirements of the technical culture of the specific markets they serve. The programs also address and exploit the natural synergies between operating groups and provide the process by which the combined services are best blended for use by the Group company sales department.


COMPETITION

     There is no way of identifying a specific leader in the many industry segments in which CeleXx markets its products and services. As a provider of specialized solutions though, the competition is for the most part, comprised of smaller entrepreneurial organizations with strong competencies in innovative development tools of which the marketplace in general, is in short supply, yet in great demand. In itself, this market condition provides CeleXx with a strategic competitive advantage. By its form as a growing public company with multiple locations and a resource pool of innovative competencies more easily meets the scrutiny of the larger public companies that make up most of the client base. These requirements, traditionally, address finances, credit, ability to complete contracts under adverse market conditions, alternatives to completing contracts and the ability to neutralize adverse commercial conditions. Also, the ability to finance growth and the increased capacity that may be required by the most desirable clients. Specifically, each operating group manages its own marketing and directly competes with companies which are generally, considerably smaller than CeleXx.


EMPLOYEES

     As of March 31,2001, we had five (5) full-time employees in the Coral Springs, Florida office. We may also employ full-time and part-time consultants on an as-needed basis. We consider our relationship with our employees to be satisfactory.

Properties

     We recently relocated the Company's corporate headquarters to temporary offices at 10100 W. Sample Road, Suite 401, Coral Springs, Florida , from its former office space located at 7251 West Palmetto Park Road, Boca Raton, Florida. The Coral Springs office space consist of approximately 1,300 square feet pursuant to a six month lease expiring August 2001 at a monthly rent of $3,400. After August 2001 the Company plans to relocate from its current location to its new corporate headquarters, consisting of approximately 5,000 square feet, in Coral Springs, Florida.

     Pinneast leases building space at 1221 Sunset Blvd., West Colombia, South Carolina under a three 3 year lease that requires minimum annual payments totaling $24,672.

Management

         Directors and Executive Officers:

         Our directors and executive officers and their positions with us are set forth below.


                               POSITION WITH
         NAME/DIRECTOR         THE COMPANY                               AGE
         -------------        -----------                                ---

         Douglas H. Forde     Chairman,                                   57
         David C. Langle      Director,CFO, Vice President-Finance        50
         Lionel Forde         Director, Vice President/Treasurer          55
         Vincent Caminiti     Director,Sr. Vice President                 47
         Moty Hermon          Director                                    57
         William Lerner       Director                                    63
         David Burke, Sr.     Director, President and CEO                 56
         John Straatsma       Secretary                                   45


DOUGLAS H. FORDE
Mr. Forde has been Chairman of the Board of Directors, President and Chief Executive Officer since August 1999. From June 1998 until August 1999, he was director of Mergers and Acquisitions for the Company. From November 1996 until June 1998, Mr. Forde was Vice President, Strategic Planning for Computer Access International, Inc. Prior to November 1996, Mr. Forde had been a business consultant to numerous companies, ranging from the Fortune 500 to smaller entrepreneurial businesses. He is a graduate of the University of the Virgin Islands, the University of Illinois, and the Bernard M. Baruch College of the City University of New York and holds degrees in accounting, finance, and taxation.

DAVID C. LANGLE
Mr. Langle is currently the Company's Vice President, Finance and Chief Financial Officer. Mr. Langle joined us in March, 2000. Prior to joining us, he was Vice President and CFO of Terra Telecommunications Corp. since September 1997. Mr. Langle has also served in various senior management capabilities as Vice President, Chief Financial Officer and Director for three Florida based NASDAQ and OTC companies. From 1982 to 1991 Mr. Langle was employed by the Miami office of Spicer & Oppenheim, CPA's, an international accounting and consulting firm where he concluded his tenure as an Audit Partner. He is a CPA and has a Bachelor of Science Degree from the University of Illinois in Chicago.

LIONEL FORDE
Mr. Forde is Vice President and Treasurer former Chief Financial Officer and a Member of the Board of Directors since February 1999. From November 1997 until February 1999 he was President of the international group at Computer Access International, Inc., responsible for developing markets in the Caribbean and Latin America. Prior to that, Mr. Forde was a senior manager in the Color Paper Products Division at Eastman Kodak Company. He holds an MBA (Honors) degree from Long Island University and a BS degree in Business Administration from Eastern Illinois University.

VINCENT A. CAMINITI
Mr. Caminiti is Sr. Vice President of Business Development and a member of the Board of Directors since January, 1999. Since June of 1998 Mr. Caminiti has devoted full time to the business development of our business. Beginning in 1994 through 1998 Mr.. Caminiti was Managing Director of Rendo International, LTD. with offices in Denver, Los Angeles, Hong Kong & London, was active in business consulting for clients in the Communications and Information Technology fields. The business included identifying strategic business alliances and developing new market strategies for clients, such as CBS Television to distribute programming in the Asian markets.

MOTY HERMON
Mr. Hermon has been a Member of Board of Directors since February 1999. Mr. Hermon has been an international investment banker and business consultant for the past five years. From December 1979 to December 1986, he served as General Manager of Elron, Inc., a New York Stock Exchange listed company. Elron is the largest group of high tech companies in Israel with revenues of approximately $1.5 billion. From December 1992 to November 1994, Mr. Hermon was the exclusive representative and partner of Prudential Securities in Israel. He was also the exclusive representative and partner of TA Associates from January 1986 to July 1988. TA Associates is a Boston based venture capital firm with over $1.5 billion under management. Mr. Hermon holds a BA in Economics and Political Science from Tel-Aviv University.

WILLIAM LERNER
Mr. Lerner has been a member of the Board of Directors since February 1999. Since 1994, Mr. Lerner has been in the private practice of corporate and securities law with offices in Pennsylvania and Florida. Mr. Lerner is also Counsel to the law firms of Sweeney & Associates (Pittsburgh) an Snow Becker Krauss, PC (New York). He is a director of Seitel, Inc. (a NYSE listed oil and gas producing company), Helm Resources, Inc. (an Amex listed company that provides mezzanine financing to middle market companies), and Micros-to-Mainframes, Inc. (a NASDAQ listed company and producer of high-technology communications and computer services to Fortune 500 companies). Mr. Lerner is a graduate of Cornell University (1955) and of the New York University School of Law (1960). He is a member of the bars of New York and Pennsylvania. He has served with the U.S. Securities and Exchange Commission, the American Stock Exchange and as General Counsel to Hornblower, Weeks, Hemphill & Noyes, a New York Stock Exchange brokerage/investment firm.

DAVID BURKE SR.
Mr. Burke was recently appointed President and CEO of the Company on March 20, 2001 and, was also a member of the Board of Directors of the Company and CEO of Computer Marketplace, Inc. (CMI), a company he founded in 1983. Prior to CMI, Mr. Burke had fifteen years in a career that spanned several management positions including technical supervisor, manufacturing engineering manager, production manager, and international sales manager with the Metrigraphics

Division of Dynamics Research Corporation, a multinational manufacturer and distributor of electro-optical products. Mr. Burke received his technical and business education at Worchester Polytechnic, Lowell Technological Institute and Boston University. He also received specialized training in information systems from Novell, Microsoft, IBM, HP, Compaq and other "Tier One" microcomputer and software producers. He is a Member of the American Production & Inventory Control Society. He co-authored "Metriform Fabrication, Electronic Packaging and Production," May 1981, Chaners Publishing.

JOHN STRAATSMA
Mr. Straatsma has served as secretary since October of 1999. Since August of 1998, he has acted as a consultant to us for business development and operations. In September 1995, Mr. Straatsma founded, and since has acted as president of Consultants Ltd., a company that performs consulting work for companies active in the IT industry. For January 1983 until August 1995, Mr. Straatsma was president of Trinidad Computers Ltd., a company he helped to found. His educational background includes a Bachelor of Commerce degree from the University of Guelph, in Guelph, Ontario, Canada, and a Master of Science degree in Management from Florida International University, Miami, Florida.

EXECUTIVE COMPENSATION

     The following table provides information concerning the compensation paid by the Company during the past fiscal years and for the six month period ended June 30, 2000 to its Chief Executive Officer and its other key employees for services rendered in all capacities. Such individuals will be hereafter referred to as the Named Executive Officers. No other executive officer who would have otherwise been includible in such table on the basis of salary and bonus earned for the 2000 fiscal year has resigned or terminated employment during that fiscal year.




Summary Compensation Table

                  Annual Compensation                Long-Term Compensation
                                                     Awards

                                                                               Securities
                                             Other                             Under-                     All
                                             Annual            Restricted      Lying                     Other
Name and Principal                           Compen-           Stock           Options/          LTIP    Compen-
Position          Year     Salary   Bonus    sation            Award(s)        SARs            Payouts   sation
         (a)      (b)      (c)      (d)     (e)               (f)               (g)              (h)      (i)
-------------------------------------------------------------------------------------------------------------------

Doug Forde,       *2000    $75,000   -0-    -0-               -0-               -0-              -0-      -0-
Chairman and      1999     $34,900   -0-    -0-               -0-               -0-              -0-      -0-
CEO               1998     $60,000

David Langle      *2000    $27,250   -0-    -0-      -0-      -0-               -0-              -0-      -0-
VP & CFO

Lionel Forde      *2000    $60,000  -0-     -0-      -0-      -0-               -0-              -0-      -0-

o        Represents the six month period ended June 30, 2000

         Stock Options
         Option/SAR Grants in last Fiscal Year:

                                                              Potential Realizable Value
                                                              At Assumed Annual                  Alternative
                                                              Rates of Stock Price               To (f) and (g)
         Individual Grants                  Appreciation For Option Term        Grant Date Value
         ---------------------------------------------------------------------------------------
                                                                                                 Grant Date
                                                              5% ($)            10% ($) Present Value $
                                                              (f)               (g)              (h)
-------------------------------------------------------------------------
Doug Forde        -0-      -0-              N/A      N/A      N/A               N/A              N/A

David Langle      -0-      -0-              N/A      N/A      N/A               N/A              N/A

Lionel Forde      -0-      -0-              N/A      N/A      N/A               N/A              N/A
------------------------------------------------------------------------


         Options Exercises and Holdings:

     The following table sets forth information with respect to the exercise of options to purchase shares of common stock during the fiscal year ended December 31, 1999, of each person named in the summary compensation table and the unexercised options held as of the end of the 1999 fiscal year.

Aggregated Option/SAR Exercises in last Fiscal Year and Fiscal Year End:

OPTION/SAR VALUES
--------------------------------------------------------------------------------------------------------------
                                                                       Number of                 Value Of
                                                                       Securities                Unexercised
                                                                       Underlying                In-The-Money
                                                                       Unexercised               Options/SARs
                                                                       Options/SARs              At Fiscal Year-
                           Shares                                      At Fiscal Year-End        End
                           Acquired On               Value             Exercisable/              Exercisable/
Name                       Exercise                  Realized          Unexercisable             Unexercisable
--------------------------------------------------------------------------------------------------------------
Doug Forde                 N/A                      N/A                 N/A                       N/A

David Langle              -0-                       N/A                 N/A                       N/A

Lionel Forde              -0-                       N/A                 N/A                       N/A
--------------------------------------------------------------------------------------------------------------

EMPLOYMENT AGREEMENTS

Douglas H. Forde -  Chairman Of The Board and President :

     Under the terms of an employment agreement between the Company and Mr. Forde, in consideration for his services to the Company, Mr. Forde will receive an annual base salary of $150,000 as of January 1, 2000. Mr. Forde is also eligible to participate in the Company's Incentive Stock Option Plan and stock grants as the Board of Directors may grant from time to time. Effective June 1, 2000 the employment agreement for Mr. Forde ,among other terms, was amended to increase his annual base salary to $175,000 ,extended to five years and requiring Keyman life insurance. On July 26, 2000 the Company's Board of Directors authorized the grant of 7,000,000 shares of restricted Company common stock to Mr. Forde and subject to a "lock-up" or resale restriction, pursuant to Mr. Forde's employment agreement. The 7,000,000 shares were issued on September 1, 2000.

Lionel Forde, Vice President - Vice President , Treasurer and Director :

     Under the terms of an employment agreement between the Company and Mr. Forde, in consideration for his services to the Company, Mr. Forde will receive an annual base salary of $120,000 as of January 1, 2000. Mr. Forde is also eligible to participate in the Company's Incentive Stock Option Plan.

David C. Langle, Vice President, Finance, Chief Financial Officer and Director :

     The Company entered into an employment agreement with David C. Langle dated as of June 1, 2000 with a term of five (5) years. Mr. Langle serves as the Vice President of Finance and Chief Financial Officer of the Company. His employment agreement provides compensation in the form of an annual base salary in the amount of $125,000 per year, participation in the Company's Incentive Stock Option Plan, and stock grants as the Board of Directors may grant from time to time. . On July 26, 2000 the Company's Board of Directors authorized the grant of 650,000 shares of restricted Company common stock to Mr. Langle and subject to a "lock-up" or resale restriction, pursuant to Mr. Langle's employment agreement. The 650,000 shares were issued on September 1, 2000.

All Executive Officers of the Company are extended Employment Contracts with terms of three (3) to five (5) years, renewable annually thereafter.

1999 STOCK OPTION PLAN

     On March 1, 1999 we adopted and implemented a Stock Option Plan (the "Plan"). The Plan increases the employees', advisors', consultants' and non-employee directors' proprietary interest in us and aligns more closely their interests with the interests of our shareholders. The Plan also maintains our ability to attract and retain the services of experienced and highly qualified employees and non-employee directors.

     Under the Plan, we reserved an aggregate of 1,000,000 shares of common stock for issuance pursuant to options granted under the Plan ("Plan Options"). Our Board of Directors or a Committee of the Board of Directors (the "Committee") will administer the Plan including, without limitation, the selection of the persons who will be granted Plan Options under the Plan, the type of Plan Options to be granted, the number of shares subject to each Plan Option and the Plan Option price.

     Plan Options granted under the Plan may either be options qualifying as incentive stock options ("Incentive Options") under Section 422 of the Internal Revenue Code of 1986, as amended, or options that do not so qualify ("Nonqualified Options"). In addition, the Plan also allows for the inclusion of a reload option provision ("Reload Option"), which permits an eligible person to pay the exercise price of the Plan Option with shares of common stock owned by the eligible person and receive a new Plan Option to purchase shares of common stock equal in number to the tendered shares. Any Incentive Option granted under the Plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of such grant, but the exercise price of any Incentive Option granted to an eligible employee owning more than 10% of our common stock must be at least 110% of such fair market value as determined on the date of the grant. The term of each Plan Option and the manner in which it may be exercised is determined by the Board of the Directors or the Committee, provided that no Plan Option may be exercisable more than 10 years after the date of its grant and, in the case of an Incentive Option granted to an eligible employee owning more than 10% of our common stock, no more than five years after the date of the grant.

     The exercise price of Nonqualified Options shall be determined by the Board of Directors or the Committee.

     The per share purchase price of shares subject to Plan Options granted under the Plan may be adjusted in the event of certain changes in our capitalization, but any such adjustment shall not change the total purchase price payable upon the exercise in full of Plan Options granted under the Plan.

     Our officers, directors, key employees and consultants and our subsidiaries (if applicable in the future) will be eligible to receive Nonqualified Options under the Plan. Only our officers, directors and employees who are employed by us or by any subsidiary thereof are eligible to receive Incentive Options.

     All Plan Options are non-assignable and nontransferable, except by will or by the laws of descent and distribution, and during the lifetime of the optionee, may be exercised only by such optionee. If an optionee's employment is terminated for any reason, other than his death or disability or termination for cause, or if an optionee is not an employee of but is a member of our Board of Directors and his service as a Director is terminated for any reason, other than death or disability, the Plan Option granted to him shall lapse to the extent unexercised on the earlier of the expiration date or 30 days following the date of termination. If the optionee dies during the term of his employment, the Plan Option granted to him shall lapse to the extent unexercised on the earlier of the expiration date of the Plan Option or the date one year following the date of the optionee's death. If the optionee is permanently and totally disabled within the meaning of Section 22(c)(3) of the Internal Revenue Code of 1986, the Plan Option granted to him lapses to the extent unexercised on the earlier of the expiration date of the option or one year following the date of such disability.

     The Board of Directors or the Committee may amend, suspend or terminate the Plan at any time, except that no amendment shall be made which (i) increases the total number of shares subject to the Plan or changes the minimum purchase price therefore (except in either case in the event of adjustments due to changes in our capitalization), (ii) affects outstanding Plan Options or any exercise right thereunder, (iii) extends the term of any Plan Option beyond ten years, or (iv) extends the termination date of the Plan. Unless the Plan has been suspended or terminated by the Board of Directors, the Plan shall terminate in approximately 10 years from the date of the Plan's adoption. Any such termination of the Plan shall not affect the validity of any Plan Options previously granted thereunder.

     On August 23, 2000 and September 5, 2000, the Company granted 363,225 incentive stock options to various employees of CMI with a three (3) year vesting schedule at an exercise price of $0.437, and 2,650,000 to executive management of the Company of which 500,000 options that are immediately exercisable and the balance with a three (3) year vesting schedule, at an exercise price of $0.50. All the foregoing options were granted at the fair market value of the common stock covered by the options.


INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Our Charter and Bylaws provide that we shall indemnify all directors and officers to the full extent permitted by the Nevada Corporation Law. Under provisions, any director or officer who, in person's capacity as , is made or threatened to be made a party to any suit or proceeding, may be indemnified if the Board determines director or officer acted in good faith and in a manner director reasonably believed to be in or not opposed to our best interest. The Charter, Bylaws, and the Nevada Corporation Law further provide that indemnification is not exclusive of any other rights to which individuals may be entitled under the Charter, the Bylaws, any agreement, any vote of stockholders or disinterested directors, or otherwise.

     We have power to purchase and maintain insurance on behalf of any person who is or was our director, officer, employee, or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against any expense, liability, or loss incurred by person in any capacity or arising out of his status as , whether or not we would have the power to indemnify person against liability under Nevada law.


Security Ownership Of Certain Beneficial Owners And Management

         The following table sets forth, as of March 31, 2001 (except where indicated by asterisk), information regarding the beneficial ownership of our common stock by each person we know to own five percent or more of the outstanding shares, by each of the directors and officers, and by the directors and officers as a group. As of March 31, 2001, there were outstanding 30,816,006 shares of our common stock.

   o Beneficial ownership has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934. Generally, a person is deemed to be the beneficial owner of a security if he has the right to acquire voting or investment power within 60 days.

   o Unless otherwise indicated, all addresses are at our office at 10100 west Sample road, Suite 401, Coral Springs, Florida 33065.

         Name and Address of                   Amount of              Percent of
         Beneficial Owner                Beneficial Ownership           Class

         Douglas H. Forde(3)                   7,214,373*               23.41%
         David Langle                            650,000                 2.11
         Lionel Forde(1)                       1,025,000                 3.33
         Vincent Caminiti                        250,000                  .**
         Moty Hermon                             500,000                 1.62
         William Lerner                                -                    -

         Michelle J. Michalow(2)                 625,000                 2.03
         David Burke, Sr.(4)                   2,415,460*                7.84
         John W. Straatsma                       250,000                   **
         E-Pawn,Com, Inc.                      3,000,000                 9.74
         Wellington Capital Corporation        1,400,000                 4.54
         All Executive Officers and
         Directors as a group (8 persons)     12,304,833                39.93%
-
** Less than 1 %
------------------------------------------------------------------------------

(1) Lionel Forde is the brother of Douglas H. Forde. Includes 850,000 shares owned by the spouse and family of Mr. Forde.
(2) Ms. Michalow is a former officer of CeleXx. Includes 325,000 shares owned by the mother of Ms. Michalow.
(3) Douglas H. Forde was granted 7,000,000 shares of restricted company common stock by the Board of Directors on May 25, 2000, pursuant to an amended five year employment agreement. (4) Pursuant to the April 11, 2000 acquisition of Computer Marketplace, Inc.
(5) Douglas H. Forde, Lionel Forde and Michelle J. Michalow have each pledged 250,000 shares, 250,000 shares and 325,000, respectively, shares of restricted Company stock as collateral to the holder of the Series A Convertible Preferred Stock.




COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES ACT OF 1934
-----------------------------------------------------------

Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent (10%) stockholders are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file. During the year ended December 31, 1999 and as of June 30, 2000, none of the executive officers, directors, and beneficial owners of 10% or more of the Company's Common Stock were current with these filing requirements.



Description Of Capital Stock

     We have an authorized capital of 100,000,000 shares of common stock, par value $0.01 per share, and 20,000,000 shares of Preferred stock, par value $0.01 per share. As of March 31, 2001, approximately 31,000,000 shares of common stock were outstanding, held of record by 289 persons, and 350 shares of Preferred stock were outstanding.

Common Stock

     The holders of common stock are entitled to one vote per share on all matters voted on by stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by the Board with respect to any series of Preferred stock, the holders of common stock exclusively possess all voting power. Subject to any preferential rights of any outstanding series of our Preferred stock, the holders of common stock are entitled to dividends as may be declared from time to time by the Board from funds available for distribution to holders. No holder of common stock has any preemptive right to subscribe to any securities of ours of any kind or class or any cumulative voting rights. The outstanding shares of common stock are, and the shares, upon issuance and sale as contemplated will be, duly authorized, validly issued, fully paid and non-assessable.

Convertible Preferred Stock

     On April 7, 2000, we completed a financing agreement with an institutional investor and raised $3,500,000 through the sale of shares of our Series A Convertible Preferred Stock. Birch is the sole owner of the Series A Convertible Preferred Stock. The Convertible Preferred Shares will pay dividends at the rate of 6% per annum, and the dividend may be paid in cash or our common shares, at our option. If we elect to pay dividends on the Convertible Preferred Shares in common shares, the number of common shares shall be determined by dividing the cash amount of the dividend by the conversion price of the Convertible Preferred Shares. The conversion price means the lower of: (a), the average closing bid price on the day immediately preceding the closing of the transaction or (b), 80 % of the 5-day trading average closing bid price of the common shares prior the date of conversion.

Other Preferred Stock

     We may issue other preferred stock of a different class from time to time in one or more series. The Board of Directors is authorized to determine the rights, preferences, privileges and restrictions granted to, and imposed upon, any series of Preferred stock and to fix the number of shares of any series of Preferred stock and the designation of any series, subject to the consent of the existing holders of Preferred stock in instances. The issuance of Preferred stock could be used, under circumstances, as a method of preventing our takeover and could permit the Board of Directors, without any action of the holders of the common stock to issue Preferred stock which could have a bad effect on the rights of holders of the common stock, including loss of voting control.

Registration Rights

     Following this offering, only the shareholder of our Convertible Preferred Stock will have rights to register those shares for sale to the public under the Securities Act of 1933, as amended (the "Securities Act").

Potential Significant Dilution

     Since the number of shares of our common stock issuable upon conversion of the preferred stock will change based upon fluctuations of the market price of our common stock prior to a conversion, the actual number of shares of our common stock that will be issued under the preferred stock, and consequently the number of shares of our common stock that will be beneficially owned by Birch, cannot be determined at this time. Because of this fluctuating characteristic, the Company has agreed to register a number of shares of our common stock that exceeds the number of shares beneficially owned by Birch. As of January 31,2001 based on a conversion price of $0.296 per share, the preferred stock holder would be entitled to receive 12,002,453 shares.

     The stock purchase agreements that the Company entered into with the former shareholders of Pinnacle East, Inc. and Computer MarketPlace, Inc., in its acquisition of these companies, provided for contingent consideration of additional shares to be issued if the Company's average stock price would be less than $2.00 and $2.50, respectively, at the anniversary of the closing of the acquisitions. The additional shares that the Company would be required to issue under this contingency based on the average closing price of $0.375 as of January 31, 2001 would be approximately 10,000,000 shares. The Company settled on the issuances of the contingent shares to the former shareholders of Pinneast by issuing a total of 1,043,210 on March 20, 2001.The Company is currently negotiating with the former shareholder of CMI to revise the amount of potential additional shares and date of measurement under these contingencies.


Certain Provisions of our Charter and Bylaws and of Nevada Law

General

     Our Charter and Bylaws contain provisions that could make difficult the acquisition of control of us by means of a tender offer, open market purchases, proxy fight or otherwise. These provisions may discourage types of coercive takeover practices and inadequate takeover bids and encourage persons seeking to acquire control of us first to negotiate with us. We believe that the benefits of its potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to take over or restructure us outweigh the disadvantages of discouraging proposals because, among other things, negotiation of proposals could result in an improvement of their terms.

     Our Certificate of Incorporation and By-laws contain provisions which may deter, discourage, or make more difficult the assumption of control of us by another corporation or person through a tender offer, merger, proxy contest or similar transaction or series of transactions. These provisions include an unusually large number of authorized shares of common stock (20,000,000) the authorization of the Board of Directors to issue Preferred stock as described above and the prohibition of cumulative voting. The overall effect of these provisions may be to deter a future tender offer or other takeover attempt that some shareholders might view to be in their best interest as the offer might include a premium over the market price of our capital stock at the time. In addition, these provisions may have the effect of assisting our current management in retaining its position and place it in a better position to resist changes which some stockholders may want it to make if dissatisfied with the conduct of our business.

Set forth below is a summary of provisions in the Charter and Bylaws.


         Limitations on Directors' Liability

     The Charter and Nevada Corporation Law permit us to indemnify our directors. The Charter contains provisions to eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty (other than breaches of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, violations under the Nevada Corporation Law or for any transaction from which the director derived an improper personal benefit) indemnify its directors and officers to the fullest extent permitted by the Nevada Corporation Law, including circumstances in which indemnification is otherwise discretionary.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we has been advised that, in the opinion of the Commission, indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. We believe that these provisions are necessary to attract and retain qualified persons as directors and officers.

Transfer Agent

     The Transfer Agent and Registrar for the common stock is American Registrar & Transfer Company, 342 East 900 South Street, Salt Lake City, Utah 84111.


Selling Stockholders

     The following table sets forth (i) the number of shares of Common Stock beneficially owned by the Selling Stockholders as of March 31, 2001, (ii) the number of Shares of Common Stock to be offered for resale by the Selling Stockholders and (iii) the number and percentage of Shares of Common Stock to be beneficially owned by the Selling Stockholders after completion of the offering. The Selling Stockholders has not had a material relationship with the Company during the past three years. Birch Circle LLC ("Birch") purchased an aggregate of $3.5 million of convertible preferred stock and warrants from the Company in a private placement transaction which closed on April 14, 2000. As part of that private placement, Birch was issued shares of preferred stock that may be converted into our common stock and warrants to acquire our common stock. The preferred stock and the warrants are described in more detail in page [ ] of this Prospectus. Holders of the preferred stock and warrants are prohibited from using them to convert into and acquire shares of our common stock to the extent that such conversion or acquisition would result in such holder, together with any affiliate thereof, beneficially owning in excess of 4.999% and 9.999%, respectively, of the outstanding shares of our common stock following such conversion or acquisition. This restriction may be waived by the holder on not less than 61 days' notice to the Company. Since the number of shares of our common stock issuable upon conversion of the preferred stock will change based upon fluctuations of the market price of our common stock prior to a conversion, the actual number of shares of our common stock that will be issued under the preferred stock, and consequently the number of shares of our common stock that will be beneficially owned by Birch, cannot be determined at this time. Because of this fluctuating characteristic, the Company has agreed to register a number of shares of our common stock that exceeds the number of shares beneficially owned by Birch. The number of shares of our common stock listed in the table below as being beneficially owned by Birch includes the shares of our common stock that are issuable to them, subject to the 4.999% and 9.999%, respectively, limitation, upon conversion of their preferred stock and exercise of their warrants. However, the 4.999% and 9.999%, respectively, limitation would not prevent Birch from acquiring and selling in excess of 4.999% and 9.999%, respectively, of our common stock through a series of conversions and sales under the preferred stock and acquisitions and sales under the warrants.

                                                                   Shares
                                                                   Beneficially
                    No. of Shares of Common Stock  No. of Shares   Owned After
Name                Beneficially Owned             Offered         Offering(1)
------------------  ------------------------------ -------------   -------------

Birch Circle LLC                466,667          24,715,573 (2)             0
C/o Citco Trustees (Cayman) Limited
Commercial Centre
P.O. Box 31106 SMB
Grand Cayman, Cayman Islands
British West Indies

Wellington Capital Corporation  1,400,000          1,400,000                0
1270 Avenue of the Americas
Suite 1233
New York, New York  10020

Wall Street Communications        306,445           306,445                 0
Group, Inc
515 N. 49th Street, Suite A
Boulder, CO   80301

--------------------------------------------------------------------------------

(1) Assume that all Common Stock offered by the Selling Stockholders is sold and that no other shares beneficially owned by the Selling Stockholders is sold.

(2) The number of shares of Common Stock issuable upon the conversion of the Preferred Shares is an approximation which is based on the hypothetical conversion of such Preferred Shares. The actual number of shares of Common Stock that would be issuable upon conversion of the Preferred Shares and available for resale hereunder is determined by a conversion formula which is based, in part, on cannot be determined on the date hereof. Pursuant to Rule 416 and 457 an indeterminable number of shares of Common Stock that may become issuable by reason of anti-dilution provisions of the shares of Preferred Stock. Based on the closing price of the stock on January 31, 2001, the Selling Stockholder after conversion of the Convertible Preferred Stock would be entitled to convert into 12,002,453 shares.

     There is no assurance that the Selling Stockholders which holds Preferred Shares will convert such Preferred Shares, or that such Selling Stockholders or any other Selling Stockholders will otherwise opt to sell any of the Shares offered hereby. To the extent required, the specific Shares of Common Stock beneficially owned by such Selling Stockholders, the public offering price of the Shares to be sold, the names of any agent, dealer or underwriter employed by such Selling Stockholders in connection with such sale, and any applicable commission or discount with respect to a particular offer will be set forth in an accompanying Prospectus Supplement.


The Shares covered by this Prospectus may be sold from time to time so long as this Prospectus remains in effect; provided, however, that the Selling Stockholders are first required to contact the Company's Corporate Secretary to confirm that this Prospectus is in effect. The Selling Stockholders expects to sell the Shares at prices then attainable, less ordinary brokers' commissions and dealers' discounts as applicable.

     The Selling Stockholders and any broker or dealer to or through whom any of the Shares are sold may be deemed to be underwriters within the meaning of the Securities Act with respect to the Common Stock offered hereby, and any profits realized by the Selling Stockholders or such brokers or dealers may be deemed to be underwriting commissions. Brokers' commissions and dealers' discounts, taxes and other selling expenses to be borne by the Selling Stockholders are not expected to exceed normal selling expenses for sales over-the-counter or otherwise, as the case may be. The registration of the Shares under the Securities Act shall not be deemed an admission by the Selling Stockholders or the Company that the Selling Stockholders are underwriters for purposes of the Securities Act of any Shares offered under this Prospectus.


Plan Of Distribution

     This Prospectus covers 26,178,018 shares of the Company's Common Stock. All of the Shares offered hereby are being sold by the Selling Stockholders. The Securities covered by this Prospectus may be sold under Rule 144 instead of under this Prospectus. The Company will realize no proceeds from the sale of the Shares by the Selling Stockholders or upon conversion of the Preferred Shares by the Selling Stockholders.

     The Selling Stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling shares:

o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

o an exchange distribution in accordance with the rules of the applicable exchange;

o    privately negotiated transactions;

o    short sales;

o broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

o    a combination of any such methods of sale; and

o    any other method permitted pursuant to applicable law.

     The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

     The Selling Stockholders may also engage in short sales against the box, puts and calls and other transactions in securities of the Company or derivatives of Company securities and may sell or deliver shares in connection with these trades. The Selling Stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a Selling Stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

     Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

     The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     The Company is required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the Selling Stockholders. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.


Legal Matters

     The validity of the Shares will be passed upon for the Company by its counsel, Harry Winderman, Esq., Boca Raton, Florida.


Experts

     Our financial statements at June 30, 2000 and December 31, 1999 and for the six months ended June 30, 2000 and the year ended December 31, 1999 and the period July 10, 1998 (inception) to December 31, 1998, and the financial statements of Computer Marketplace, Inc. at February 29, 2000 and February 28,1999 and for the years then ended appearing in this Registration Statement have been audited by Feldman Sherb & Co., P.C., independent auditors, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, BY THE SELLING STOCKHOLDERS OR BY ANY OTHER PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF FUNC SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SHARES DESCRIBED IN THIS PROSPECTUS OR AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY SUCH SHARES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 25. Other Expenses of Issuance and Distribution The following table sets forth an itemization of all estimated expenses in connection with the issuance and distribution of the securities being registered, none of which are payable by the Selling Stockholders:

          Registration Statement Filing Fee                              $ 1,150
          Legal Fees and Expenses                                          5,000
          Accounting fees and expenses                                     4,000
          Miscellaneous                                                    1,000
                                                                         -------
              Total                                                      $11,150
                                                                         -------

Item 26.  Recent Sales of Unregistered Securities

          Prior to the Merger of CobraTec, Inc. and Spectrum Ventures, Inc. ("Spectrum"@), on February 18, 1999, Spectrum raised $11,000 from sales made pursuant to a Regulation D - Rule 504 Offering Memorandum dated February 27, 1997. There were 101 purchasers, including friends, relatives or acquaintances of Spectrum's Officers, Directors and Affiliates. The aggregate number of shares of common stock issued was 45,833. Spectrum Ventures, Inc. ("Spectrum"), a Nevada corporation, was listed on the OTC Bulletin Board (symbol SCMV).

          While pursuing its business plan, conducted a Regulation D - Rule 504 Offering pursuant to an Offering Memorandum dated February 27, 1998, whereby it raised an additional $84,900 from 24 shareholders for an aggregate number of 3,538 shares of Spectrum common stock.

          In September 1998, three key employees were issued an aggregate of 1,397 shares of our common stock in reliance upon an exemption provided by Section 4(2) of the Securities Act of 1933 and are restricted securities.

          In December 1998, 10,458 shares, in aggregate, of Spectrum's common stock were issued to D. F. Mintmire - (Spectrum's Attorney), Neil Rand
          - (Spectrum's Consultant), and William Custer - (Vendor for Application Software Development, Inc.) in exchange for services and release of personal debt of certain officers and directors of Spectrum.

          In June 1997, 28,333 shares of Spectrum's common stock were issued to Larry K. Danley and Jacqueline C. Danley, E.H. Frankland Trust, Arthur Hansuld, Peter S. Harlee, Jr., John Roy Gough and Virginia L. Gough, Bill Sheffield and Angela D. Sheffield, Howard Crosby and Marc Donovan, all shareholders of Commercial Computer Systems, Inc. in connection with Spectrum's acquiring exclusive marketing rights to 5 proprietary software products from Commercial Computer Systems, Inc. ("CCS"), a Florida corporation, an asset purchase for which Spectrum relied upon Regulation D - Rule 504 as an exemption from Registration.

          On February 18, 1999, we merged with Spectrum Ventures, Inc. ("Spectrum"), a Nevada corporation. Pursuant to the Merger, Spectrum shareholders received 713,475 shares of Celexx, Inc.'s common stock. As a consideration to cancel a letter of intent for Spectrum to acquire Commercial Computer Systems, Inc., we issued an additional 200,000 shares of our common stock to Commercial Computer Systems, Inc. Accordingly, the issuance of these securities was exempt from the registration requirements of the act pursuant to Section 4(2) of the Act. Also on February 18, 1999 the founders of Celexx, pursuant to a share exchange agreement with Spectrum, received 4,500,000 common shares as a condition of the merger.

          As a condition of the retirement of related party debt in the amount of $448,640 with Edinburgh Consulting, Inc., a consulting firm owned by Michelle Michalow, a former officer of Celexx 1,733,333 shares were issued. Pursuant to a Consulting Agreement between Celexx and Edinburgh, $133,333 was converted at $.10 per share. The remaining $315,307 was converted at $.78 per share. The issuance of the securities was exempt from registration requirements of the Act pursuant to Section 4(2) of the Act.

          In November 1998, we entered into an agreement with Girmon Investment Co., Limited ("Girmon"), a company which is 33% owned by Moty Herman, a member of our board of directors for corporate finance advisory services for an initial period of 36 months. As consideration for business, advisory and other consulting services performed on behalf of the Company, Girmon received 500,000 shares of our common stock valued at $125,000 or $.25 per share.

          In February 1999, we issued 300,000 shares of common stock to Crabbe Capital for $30,000, for financial advice, consulting services and market strategies provided by Crabbe. The issuance of the securities was exempt from registration requirements of the Act pursuant to
          Section 4(2) of the Act.

          In March 1999, Celexx conducted an offering of common stock at $1.00 per share pursuant to Rule 504 of Regulation D under the Act. Management sold an aggregate of 860,250 shares of common stock for an aggregate of $860,250. Accordingly, the issuance of securities was exempt from registration requirements of the Act pursuant to Section 4(2) of the Act.

          In May 1999, we signed a merger agreement and took effective control of West Columbia, SC-based Pinneast.com for a combination of cash and stock. In exchange for all of the outstanding stock of Pinneast, an aggregate of 500,000 shares of our common stock were issued to the Pinneast.com shareholders and a cash payment of $100,000 (deferred for one year). The shares of common stock were valued at $1.50 per share. Accordingly, the issuance of these securities was exempt from registration requirements of the Act pursuant to Section 4(2) of the Act.

          On April 7, 2000, we completed a financing agreement with Birch Circle LLC ("Birch"), a private investment banking firm, and raised
          $3,500,000 through the sale of shares of our Series A Convertible Preferred Stock. Birch is the sole owner of the Series A Convertible Preferred Stock. The Convertible Preferred Shares will pay dividends at the rate of 6% per annum, and the dividend may be paid in cash or our common shares, at our option. If we elect to pay dividends on the Convertible Preferred Shares in common shares, the number of common shares shall be determined by dividing the cash amount of the dividend by the conversion price of the Convertible Preferred Shares. The conversion price means the lower of: (a), the average closing bid price on the day immediately preceding the closing of the transaction or (b), 80 % of the 5-day trading average closing bid price of the common shares prior the date of conversion.

          Our second acquisition, Computer Marketplace, Inc. (CMI) was completed on April 11, 2000., pursuant to an Agreement and Plan of
          Reorganization for a value of $ 5,000,000. Payment consisted of 1,400,000 shares of our common stock and $2,500,000 in cash. Payment of the cash portion was $1,500,000 at closing and a promissory note for $1 million at 6%, payable in equal installments at the first and second anniversaries. David Burke. Sr. and five (5) other key employees retained their positions in CMI pursuant to 3 year employment contracts and received a total of 200,000 common shares of our stock . CMI, located in Tewksbury, Massachusetts, is a sixteen-year-old network solution and systems design company, founded in 1983. CMI focuses on providing Fortune 1000 companies, government agencies and educational institutions with networking solutions, systems integration, and computer telephony integration.

          Douglas H. Forde was granted 7,000,000 shares of restricted company common stock by the Board of Directors on May 25, 2000, pursuant to an amended five year employment agreement.

          David C. Langle, CFO was granted 650,000 shares of restricted company common stock by the Board of Directors on July 26, 2000, pursuant to an amended five-year employment agreement. The shares were issued on September 1,2000.

          On October 24, 2000, Celexx and E-Pawn.com, Inc. ("E-Pawn") entered into a Settlement and Release Agreement ("settlement") to settle the lawsuit that E-Pawn filed against Celexx and any claims that the companies may have with respect to each other. The settlement included unconditional releases and was subject to documentation and delivery of all considerations. The settlement provides for, among other things, the issuance of an additional 2,250,000 shares of Celexx restricted common stock to E-Pawn (E-Pawn already has 1,000,000 shares). Celexx was also required to cancel the $500,000 that is due from E-Pawn and return 1,000,000 freely tradable shares of E-Pawn that it currently holds and, issue to a shareholder of E-Pawn a warrant to purchase 250,000 shares of common stock of Celexx granting the shareholder the right to purchase the shares at $2.50 per share until October 20, 2003. Celexx in return will receive 5,250,000 restricted shares of common stock of E-Pawn. The closing for the above described settlement and exchange of documents and shares occurred on January 30, 2001.

          On October 25, 2000 the company issued 500,000 shares of restricted stock to Affliated Holdings.Com, Inc. for financial advice, consulting services and market strategies provided by Affliated, and 50,000 shares of restricted stock to Michael Kreinest , as principal of Creative Impact Communications, Inc. an advertising/public relations company, for services rendered. On December 5, 2000 the advertising/public relations company received an additional 150,000 shares in settlement of past due fees.

          On November 17, 2000 the Company sold 1,170,000 shares of restricted stock to David R. Burke, Sr., an officer and Director of the Company for total proceeds of $234,000.

          On December 5, 2000 the Company issued 1,200,000 shares of its common stock to two financial consultants Rosemary Nguyen, as principal for iCapital Corporation and Richard Walker, as principal for Windsor Partners, Inc., under a six month and twelve month agreements for financial advice, mergers and acquisitions, capital structures and sources, preparation of research reports and banking methods and systems. On December 1, 2000 the Company filed an S-8 Registration Statement with Securities and Exchange Commission to register the foregoing shares as freely tradable pursuant to the agreements. The attorney for the financial consultants was also issued 50,000 shares under the same arrangement for legal services provided.

          On January 19, 2001, the Company issued 1,000,000 shares of restricted stock to Wellington Capital Corporation as completion of financial services rendered in connection with the convertible preferred stock transaction.

          On March 20, 2001 the Company settled on the issuances of the contingent shares to the former shareholders of Pinneast by issuing a total of 1,043,210 shares of restricted stock relating to the stock purchase agreements that the Company entered into with the former shareholders of Pinnacle East, Inc.

Item 27.  Indemnification of Directors and Officers.
          ------------------------------------------

          The Nevada Business Corporation Act (the "Corporation Act") permits the indemnification of directors, employees, officers and agents of a Nevada corporation. Our Certificate of Incorporation and the Bylaws provide that the corporation shall indemnify its directors and officers to the fullest extent permitted by the Corporation Act. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 28.       Exhibits and Financial Statement Schedules.
               -------------------------------------------

         (a)   Exhibits:

   2.1 Plan of Reorganization and Agreement of Merger, dated July , 1999, by and between Computer Marketplace, Inc., David Burke,
               Sr.,  Betty  Des  Meules,   Cobra  Technologies,   Inc.  and  CMI
               Acquisition Corp.(1)

   3.1         By-Laws

   3.2         Articles of Incorporation

   3.3         Articles of Amendment of Articles of Incorporation

   4.1         Stock Option Plan

  10.1 Lease Agreement dated May 11, 1999, between Sawgrass Realty Holdings, Inc. and Celexx Corporation (f/k/a Cobra Technologies, Inc.)

  10.2         Employment Agreement Lionel Forde

  10.3         Employment Agreement Doug Forde

  10.4 Merger Agreement by and between Pinneast.com, Inc. and Celexx Corporation, dated May 25, 1999

  21.1         Subsidiaries of the Company

 *23.1         Consent of Feldman Sherb  & Co., P.C.

 *23.2         Consent of Harry Winderman, Esq., included in Exhibit 5

 *25.0 Power of Attorney, included on the signature page to this Registration Statement
__________________________

*                 Included herein.

Item 29. Undertakings.
         -------------

         The undersigned registrant hereby undertakes:

(1) File, during any period in which it offers or sales securities, a post- effective amendment to this registration statement to;

          (i) Include any prospectus required by Section 10 (a) (3) of the Securities Act of 1993;

         (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;

        (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act of 1933, treat each post- effective amendment as a new registration statement of the securities offered, and in the offering of such securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

          In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expense incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Coral Springs, Florida, on the 25th day of May, 2001.

                                         CELEXX CORPORATION

                                         BY:/S/DOUG FORDE
                                         ----------------------------
                                               Doug Forde, Chairman of the Board

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Doug Forde as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature            Title                                   Date
         ---------            -----                                   ----
/s/                    Chairman of the Board                        May 25, 2001
---------------------
     Doug Forde
/s/                    Chief Financial Officer (principal           May 25, 2001
---------------------  accounting officer) , Vice President and Director
     David C. Langle
/s/                    Vice President and Director                  May 25, 2001
---------------------
     Lionel Forde
/s/                    Director                                     May 25, 2001
---------------------
     Vincent Caminiti
/s/                    Director                                     May 25, 2001
---------------------
     Moty Herman
/s/                    Director                                     May 25, 2001
---------------------
     William Lerner
/s/                    Director, President & Chief Executive Officer May 25,2001
---------------------
     David Burke

                          INDEX TO FINANCIAL STATEMENTS

                       CELEXX CORPORATION and Subsidiaries

Independent Auditors' Report.................................................F-2

Consolidated Balance Sheets..................................................F-3

Consolidated Statements of Operations........................................F-4

Consolidated Statement of Stockholders' Equity (Deficit).....................F-5

Consolidated Statements of Cash Flows........................................F-6

Notes to Consolidated Financial Statements............................F-7 - F-20

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
CeleXx, Corporation
Boca Raton, Florida

     We have audited the accompanying consolidated balance sheets of CeleXx Corporation and Subsidiaries, as of June 30, 2000 and December 31, 1999, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the six months ended June 30, 2000 and the year ended December 31, 1999 and the period July 10, 1998 (inception) through December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of CeleXx Corporation and Subsidiaries, as of June 30, 2000 and December 31, 1999, and the consolidated results of their operations and their cash flows for the six months ended June 30, 2000, the year ended December 31, 1999 and for the period July 10, 1998 (inception) through December 31, 1998, in conformity with generally accepted accounting principles.

                                                    /s/Feldman Sherb & Co., P.C.
                                                       Feldman Sherb & Co., P.C.
                                                    Certified Public Accountants

New York, New York
September 29, 2000

(October 17,2000 with
respect to Note 14)

                       CELEXX CORPORATION AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS



                                                    June 30,        December 31,
                                                     2000               1999
                                                 -------------      ------------
                                     ASSETS
                                    --------


CURRENT ASSETS:
    Cash                                        $   522,471         $   137,682
    Accounts receivable                           2,212,298              76,923
    Inventory                                       422,744                   -
    Prepaid taxes                                   207,082                   -
    Other current assets                             26,745              18,245
                                                 -------------      ------------
    TOTAL CURRENT ASSETS                          3,391,340             232,850
                                                 -------------      ------------

FURNITURE AND EQUIPMENT, net                        291,780              39,575

MARKETABLE SECURITIES                               437,000                   -

GOODWILL, net                                       536,233              94,167

INTANGIBLE ASSETS, net                            3,463,018           1,020,412

OTHER ASSETS                                         53,008              93,250
                                                 -------------      ------------
                                                $ 8,172,379       $   1,480,254
                                                 =============      ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

CURRENT LIABILITIES:

    Accounts payable and accrued expenses       $ 1,347,472             270,000
    Note payable-related party                    1,041,500             100,000
    Line of credit - short term portion           1,093,811             178,247
    Advances from shareholder                       100,886               9,013
    Deferred revenue                                112,596              87,384
                                                 -------------      ------------
    TOTAL CURRENT LIABILITIES                     3,696,265             644,644
                                                 -------------      ------------
LINE OF CREDIT - long term portion                   71,631              80,295

COMMITMENTS AND CONTINGENCIES                             -                   -

STOCKHOLDERS' EQUITY:
    Preferred stock, $001 par value, 20,000,000
      shares authorized; 350 shares of
       $10,000 stated value cumulative Series A
          issued and outstanding                          -                   -
    Common stock, $.001 par value, 100,000,000
      shares authorized; 15,619,696 and
       10,907,058 shares issued and outstanding      15,620              10,907
    Additional paid-in capital                   12,547,805           3,216,926
    Unamortized stock compensation               (1,132,083)           (250,000)
    Other comprehensive loss - unrealized loss on
      marketable securities                      (1,563,000)                  -
    Accumulated deficit                          (5,463,859)         (2,222,518)
                                                 -------------      ------------

     TOTAL STOCKHOLDERS' EQUITY                   4,404,483             755,315
                                                 -------------      ------------
                                                $ 8,172,379         $ 1,480,254
                                                 ============       ============


                 See notes to consolidated financial statements.

                       CELEXX CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS



                                                                                                                   July 10, 1998
                                                       Six Months Ended  Six Months Ended    Year Ended           (Inception) to
                                                         June 30, 2000    June 30, 1999    December 31, 1999      December 31, 1998

                                                       ----------------  ----------------  -----------------       -----------------

                                                                          (unaudited)

REVENUE                                             $       3,565,274    $      226,031    $       680,989         $              -

COST OF REVENUE                                             2,533,929            94,196            353,140                        -
                                                       ---------------   ---------------  -----------------        -----------------
GROSS PROFIT                                                1,031,345           131,835            327,849                        -

OPERATING EXPENSES                                          3,699,639           822,533          2,074,292                  316,121
                                                       ---------------   ---------------  -----------------        -----------------
LOSS FROM OPERATIONS                                       (2,668,294)         (690,698)        (1,746,443)                (316,121)

OTHER EXPENSES:
    Interest expense                                           27,047                 -             68,754                        -
    Provision for uncollectible loan receivable               500,000                 -                  -                        -
    Settlement of litigation                                        -                 -             91,200                        -
                                                       ---------------   ---------------  -----------------        -----------------
TOTAL OTHER EXPENSES                                          527,047                 -            159,954                        -
                                                       ---------------   ---------------  -----------------        -----------------


NET LOSS                                            $      (3,195,341)   $     (690,698)   $    (1,906,397)        $       (316,121)

    Dividends on preferred stock                               46,027                 -                  -                        -
                                                       ---------------   ---------------  -----------------        -----------------
NET LOSS APPLICABLE TO COMMON SHAREHOLDERS          $      (3,241,368)   $     (690,698)   $    (1,906,397)        $       (316,121)
                                                       ===============   ===============  =================        =================

NET LOSS                                            $      (3,195,341)   $     (690,698)   $    (1,906,397)        $       (316,121)

OTHER COMPREHENSIVE LOSS:
   Unrealized holding loss arising during the period
      from marketable securities                           (1,563,000)                -                  -                        -
                                                       ---------------   ---------------  -----------------        -----------------
COMPREHENSIVE LOSS                                  $      (4,758,341)   $     (690,698)   $    (1,906,397)        $       (316,121)
                                                       ===============   ===============  =================        =================
NET LOSS PER COMMON SHARE - basic                   $           (0.24)   $        (0.10)   $         (0.23)        $          (0.07)
                                                       ===============   ===============  =================        =================

WEIGHTED AVERAGE COMMON SHARES
    OUTSTANDING - basic                                    13,725,970         6,956,951          8,357,005                4,500,000
                                                       ===============   ===============  =================        =================



                 See notes to consolidated financial statements.

               CELEXX CORPORATION AND SUBSIDIARIES

            CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

                                   Convertible Preferred Stock    Common Stock
                                   --------------------------- ---------------   Additional
                                        Number of              Number of           Paid-in
                                        Shares      Amount     Shares    Amount    Capital
                                        --------   --------  ---------- -------- ----------
Balance July 10, 1998 (Inception)             -  $    -     4,500,000  $ 4,500  $   (4,500)

Capital Contributions                         -       -             -        -     216,121

Net loss                                      -       -             -        -           -
                                        --------   --------  ---------- -------- ----------
Balance, December 31, 1998                    -       -     4,500,000    4,500     211,621

Shares issued in conjunction with merger      -       -       200,000      200        (200)

Issuance of common stock for exchange         -       -       713,475      713    (160,342)

Acquisition of subsidiary                     -       -       500,000      500     749,250

Retirement of related party debt              -       -     1,733,333    1,734     446,907

Shares issued for consulting services         -       -       500,000      500     124,500

Sale of common stock                          -       -       860,250      860     859,390

Issuance of stock for cash and services       -       -       300,000      300     299,700

Shares issued for deferred financing services -       -       400,000      400     249,600

Shares issued to retire debt                  -       -       400,000      400     183,600

Shares issued in legal settlement             -       -       150,000      150      91,050

Shares issued for services                    -       -       650,000      650     161,850

Net loss                                      -       -             -        -           -
                                        --------   --------  ---------- ------  ------------
Balance, December 31, 1999                    -       -    10,907,058   10,907   3,216,926

Shares issued for services                    -       -     2,290,555    2,291   3,148,974

Sale of convertible preferred stock         350       -             -        -   2,634,327

Exchange of stock for marketable securities   -       -     1,000,000    1,000   1,999,000

Sale of common stock                          -       -        22,083       22       9,978

Acquisition of subsidiary                     -       -     1,400,000    1,400   1,538,600

Accrual of preferred stock dividend payable   -       -             -        -           -

Unrealized loss on marketable securities      -       -             -        -           -

Net loss                                      -       -             -        -           -
                                        --------   ------- ----------  -------- -----------
Balance, June 30, 2000                      350     $ -    15,619,696  $15,620  $12,547,805
                                        ========   ======= ==========  ======== ===========

                 See notes to consolidated financial statements.
                                       F-5

                       CELEXX CORPORATION AND SUBSIDIARIES

            CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
                                   (Continued)



                                                              Unamortized    Other                       Total
                                                  Deferred      Stock    Comprehensive  Accumulated  Stockholders'
                                                  Financing  Compensation     Loss        Deficit     Equity
(Deficit)
                                                  --------   ------------  ----------     --------   ----------------


Balance July 10, 1998 (Inception)               $    -         $   -        $    -     $        -     $          -

Capital Contributions                                -             -             -              -          216,121

Net loss                                             -             -             -       (316,121)        (316,121)
                                                ----------  -------------  ----------    ---------    ----------------
Balance, December31, 1998                            -             -             -       (316,121)        (100,000)

Shares issued in conjunction with merger             -             -             -             -                -

Issuance of common stock for exchange                -             -             -             -          (159,629)

Acquisition of subsidiary                            -             -             -             -           749,750

Retirement of related party debt                     -             -             -             -           448,641

Shares issued for consulting services                -             -             -             -           125,000

Sale of common stock                                 -             -             -             -           860,250

Issuance of stock for cash and services              -             -             -             -           300,000

Shares issued for deferred financing services (250,000)            -             -             -                 -

Shares issued to retire debt                         -             -             -             -           184,000

Shares issued in legal settlement                    -             -             -             -            91,200

Shares issued for services                           -             -             -             -           162,500

Net loss                                             -             -             -    (1,906,397)
(1,906,397)
                                             ----------- --------------  ---------- ------------       --------------
Balance, December 31, 1999                    (250,000)            -             -    (2,222,518)          755,315

Shares issued for services                    (260,400)   (1,132,083)            -             -         1,758,782

Sale of convertible preferred stock            510,400             -             -             -         3,144,727

Exchange of stock for marketable securities          -             -             -             -         2,000,000

Sale of common stock                                 -             -             -             -            10,000

Acquisition of subsidiary                            -             -             -             -         1,540,000

Accrual of preferred stock dividend payable          -             -             -       (46,000)          (46,000)

Unrealized loss on marketable securities             -             -    (1,563,000)            -        (1,563,000)

Net loss                                             -             -             -    (3,195,341)       (3,195,341)
                                             ----------- --------------  ---------- ------------     ---------------
Balance, June 30, 2000                         $    -    $(1,132,083)  $(1,563,000) $(5,463,859)     $   4,404,483
                                              =========  ============  ===========  ============     ===============



                 See notes to consolidated financial statements.

                       CELEXX CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                                     July 10, 1998
                                                        Six Months Ended     Six Months Ended    Year Ended          (Inception) to
                                                        June 30, 2000        June 30, 1999      December 31, 1999  December 31, 1998
                                                       ---------------          ------------    ---------------     ---------------
                                                                            (unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                             $ (3,195,341)         $  (690,698)      $  (1,906,397)    $      (316,121)
                                                      ---------------          ------------     ---------------     ---------------
    Adjustments to reconcile net loss to net cash used in operations:
         Amortization and depreciation                        156,708               15,524             125,920                   -
         Common stock issued for interest                           -                    -              49,000                   -
         Common stock issued in legal settlement                    -                    -              91,200                   -
         Common stock issued for services                   1,758,782              200,000             557,500                   -
         Provision for uncollectible loan receivable          500,000                    -                   -                   -
    Changes in assets and liabilities net of effects from acquisition:
       Accounts receivable                                    116,951               77,980             118,531                   -
       Inventory                                              187,951                    -                   -                   -
       Other current assets                                    (8,500)             (95,122)                  -                   -
       Other assets                                                 -              (96,000)            (42,850)                  -
       Accounts payable and accrued expenses                  409,946              (11,477)           (133,716)                  -
       Deferred revenue                                        12,082                6,000              87,384                   -
                                                      ---------------          ------------      ---------------     ---------------
                                                            3,133,920               96,905             852,969                   -
                                                      ---------------          ------------      ---------------     ---------------
NET CASH USED IN OPERATING ACTIVITIES                         (61,421)            (593,793)         (1,053,428)                  -
                                                      ---------------          ------------      ---------------     ---------------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Cash acquired in acquisition                              533,159                8,251               8,251                   -
    Marketable securities                                           -              (51,000)                  -                   -
    Loan receivable to third party                           (500,000)                   -                   -                   -
    Cash utilized in acquisition                           (1,650,450)                   -                   -                   -
    Acquisition of software marketing rights                        -                    -            (112,554)                  -
    Deferred acquisition costs                                      -                    -             (50,000)                  -
    Capital expenditures                                     (221,947)             (40,986)            (34,148)                  -
                                                      ---------------          ------------      ---------------     ---------------
NET CASH USED IN INVESTING ACTIVITIES                      (1,839,238)             (83,735)           (188,451)                  -
                                                      ---------------          ------------      ---------------     ---------------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Sale of common stock                                       10,000              890,250             890,250                   -
    Net proceeds from sale of convertible preferred stock   3,144,727                    -                   -                   -
    Capital contributions                                           -              197,365                   -             216,121
    Line of credit, net                                      (848,570)             (70,286)             14,902                   -
    Borrowings from related parties                           (58,500)                   -             492,654             100,000
    Increase (decrease) in due to related parties              37,791              (56,225)            (18,245)                  -
                                                      ---------------          ------------      ---------------     ---------------
NET CASH PROVIDED BY FINANCING ACTIVITIES                   2,285,448              961,104           1,379,561             316,121
                                                      ---------------          ------------      ---------------     ---------------
NET INCREASE IN CASH                                          384,789              283,576             137,682                   -
CASH - beginning of period                                    137,682                    -                   -                   -
                                                      ---------------          ------------      ---------------     ---------------
CASH - end of period                                     $    522,471          $   283,576       $     137,682      $            -
                                                      ================         ============      ===============     ===============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
    Cash paid during the year for interest               $    12,579           $        -        $      19,754      $            -
                                                      ================         ============      ===============     ===============
    Noncash investing and financing activities:

       Note payable issued in acquisition                $ 1,000,000           $  100,000        $     100,000      $            -
                                                      ================         ============      ===============     ===============
       Common stock issued for acquisitions              $ 1,540,000           $  500,000        $     500,000      $            -
                                                      ================         ============      ===============     ===============
       Conversion of debt to common Stock          $                -          $         -       $     583,640      $            -
                                                      ================         ============      ===============     ===============
       Fair value of assets acquired (accounts receivable,
         property and equipment and customer lists)$         3,450,360         $    248,381      $     248,381      $            -
                                                      ================         ============      ===============     ===============
       Liabilities assumed in acquisition
       (accounts payable, and line of credit)       $        2,011,124         $    487,727      $     487,727      $            -
                                                      ================         ============      ===============     ===============

                 See notes to consolidated financial statements.
                                       F-6

                       CELEXX CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                   FOR THE SIX MONTHS ENDED JUNE 30, 2000 AND
                  1999 (UNAUDITED) AND THE YEAR ENDED DECEMBER
                31, 1999 AND THE PERIOD JULY 10, 1998 (INCEPTION)
                            THROUGH DECEMBER 31, 1998

1.       ORGANIZATION

         CeleXx Corporation ("CeleXx" or the "Company") was originally incorporated as Cobra Technologies International,
         Inc. ("International") as a Delaware corporation on July 10, 1998 to acquire, develop, integrate and manage select private businesses that produce, service, maintain or support the information technologies industry.

         On February 18, 1999, International was acquired by Spectrum Ventures, Inc. ("Spectrum"), a Nevada corporation, for 4,500,000 shares of Spectrum stock (the "Exchange"). The Exchange was completed pursuant to the Agreement of Merger between International and Spectrum. The Exchange has been accounted for as a reverse acquisition under the purchase method for business combinations. Accordingly, the combination of the two companies is recorded as a recapitalization of International, pursuant to which International is treated as the continuing entity. Subsequent to the Exchange, with the approval of the Board of Directors, Spectrum changed its name to Cobra Technologies, Inc. On August 3, 1999, Cobra Technologies, Inc. changed its name to CobraTec, Inc. On November 4, 1999 CobraTec, Inc. changed its name to CeleXx.

         On February 18, 1999, prior to the merger with Spectrum, the Board of Directors of Spectrum declared a 1:24 reverse stock split which resulted in 713,475 shares outstanding. All periods presented have been retroactively restated to give effect to this reverse stock split.

         Additionally, on February 18, 1999 the Company issued 200,000 shares of its common stock as part of the merger agreement with Spectrum in order to receive a release from an acquisition agreement between Spectrum and Commercial Computer Systems, Inc. These shares have been treated as a cost of the merger with Spectrum.

         On May 25, 1999 CeleXx acquired through its wholly owned subsidiary, Pinneast.com, Inc. ("Pinneast"), all the outstanding shares of Pinnacle East, Inc., a South Carolina Corporation, engaged in the development of multimedia educational programs for industry and government. Pinneast was acquired for 500,000 shares of CeleXx's common stock and a $100,000 note payable due in May 2000. Subsequent to the acquisition, Pinnacle East, Inc. was liquidated.

         On April 14, 2000, CeleXx acquired Computer Marketplace, Inc. (`CMI"), a Massachusetts company engaged in systems engineering, design and maintenance of computer network systems. The consideration paid was 1,400,000 shares of the Company's common stock and $1,500,000 at closing and a note payable for $1,000,000 bearing interest at 6% due in two equal annual installments on the anniversary of the closing date.

         The acquisitions of Pinneast and CMI were accounted for using the purchase method of business combinations.

          On June 9, 2000, the Board of Directors elected to change the Company's fiscal year end from a year ending December 31 to a year ending June 30. The decision was made to conform to industry group standards and administrative purposes.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         A. _ Principles of consolidation - The consolidated financial statements include the accounts of the Company and its subsidiaries. The accounts of Pinneast. and CMI have been included from their dates of acquisitions of May 25, 1999 and April 14, 2000, respectively. All material intercompany transactions have been eliminated.

         B. Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

         C. Cash and cash equivalents - The Company considers all highly liquid temporary cash investments with an original maturity of three months or less when purchased, to be cash equivalents.

         D. Revenue recognition - Revenues are recognized as services are provided. Deferred revenue arises from the proration of the revenue provided by the services of the Company's Pinneast and CMI subsidiaries. These contracts are generally completed in one year or less.

         E. Income taxes - Income taxes are accounted for under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns.

         F. Stock based compensation - The Company accounts for stock transactions in accordance with APB Opinion No. 25 "Accounting for Stock Issued to Employees." Additionally, in accordance with Statement of Financial Accounting Standards No. 123 "Accounting for Stock Based Compensation," the Company has adopted the proforma disclosure requirements of Statement No. 123.

         G.    Net  loss  per  share - The  Company  has  adopted  Statement  of
               Financial Accounting Standard No. 128, "Earnings Per Share;" specifying the computation, presentation, and disclosure requirements of earnings per share information. Basic earnings per share has been calculated based upon the weighted average number of common shares outstanding. Stock opt ions and convertible preferred stock have been excluded as common stock equivalents in the diluted earnings per share because they are either anti-dilutive, or their effect is not material.

         H. Fair value of financial instruments - The carrying amounts reported in the balance sheet for cash, receivables, accounts payable and accrued expenses approximate fair value based on the short-term maturity of these instruments.

         I. Marketable securities - Investments in marketable securities are classified as available-for-sale and are recorded at fair value with any unrealized holding gains or losses included in other accumulated comprehensive loss, which is a component of stockholders' equity.

         J. Intangibles assets - Intangibles assets prinapally acquired from the acquisitions of Pinnacle East, Inc. and CMI represent goodwill customer lists, trademarks and the acquirees' trade names. These assets are amortized on a straight line basis over 7 10 years, . Additionally, the Company recorded the costs incurred acquiring the marketing rights to certain software products. This license is being amortized over 3 years.

         K. Impairment of long-lived assets - The Company reviews long-lived assets for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recovered. At June 30, 2000, the Company believes that there has been no impairment of its long-lived assets.

3.       ACQUISITIONS

         The following table summarizes the acquisitions of Pinneast and CMI:

         Purchase Price                              Pinneast                CMI
         --------------                              --------                ---

        Cash                                         $      -        $1,500,000

        Common stock, 500,000 and 1,400,000
        shares issued, respectively                   750,000         1,540,000

        Note Payable                                  100,000         1,000,000

        Brokerage and legal costs                           -           200,940

        Contingent consideration
        (see Note 13)                                 226,000                 -
                                                 ------------        -----------

        Total Purchase Price                        1,076,000         4,240,940
        Less: Fair Market value of
        assets acquired                              (248,381)       (3,450,360)
        Liabilities assumed                           487,727         2,011,124
                                                  ------------     -------------

        Cost in excess of net book value
        of assets acquired                         $1,315,346       $ 2,801,704
                                                   ==========       ============

         The cost in excess of the net book value of assets acquired include goodwill lists, trademark and tradename:

         The final allocation of the intangibles with respect to the CMI acquisition is subject to the Company obtaining independent appraisals.

         The following unaudited pro-forma information reflects the results of operations of the Company as though the acquisitions had been consummated as of January 1, 1998.

                            Six Months Ended June 30     Years Ended December 31
                            ------------------------     -----------------------
                            2000               1999      1999            1998
                            ----               ----      ----            ----
        Revenue             $7,586,276    $6,038,596   $16,980,192 $17,574,262
                            ==========     ==========   ===========  ===========

        Net loss           $(3,177,469)    $(501,078)   $(1,832,431)$  (173,767)
                            ==========     ==========   ===========  ===========

        Net loss per share $    (0.21)     $   (0.08)   $     (0.19)$     (0.02)
                            ==========     ==========   ============ ===========

4.       CONCENTRATIONS OF CREDIT RISK AND MAJOR CUSTOMERS

         a. Cash - The Company maintains cash balances at several commercial banks. Accounts at these financial institutions are insured by the Federal Deposit Insurance Corporation up to $100,000.

         b. Accounts receivable - The concentration of credit risk in the Company's accounts receivable is mitigated by the Company's credit evaluation process, credit limits, monitoring procedures and reasonably short term collections. Credit losses have been within management's expectations and the Company does not require collateral to support account receivable. During the six months ended June 30, 2000, and 1999 and for the year ended December 31, 1999, two customers, one customer and three customers, respectively accounted for approximately 27%, 10% and 42%, respectively, of the Company's revenue, respectively. These customers accounted for approximately 22%, 10% and 34% respectively of the Company's outstanding accounts receivable.

5.       SEGMENT INFORMATION

         The Company has adopted Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131"). SFAS 131 establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. SFAS also establishes standards for related disclosures about products and services, and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker or decision making group, in making decisions how to allocate resources and assess performance. To date, the Company through its two subsidiaries, has two principal segments, the development of multimedia educational training programs for industry and government through Pinneast, and the network systems and telephony consulting division through CMI.

         Segment information for the six months ended June 30, 2000 is as follows:

                                   Multimedia
                                   Education    Network Systems           Total
                                  ------------  ----------------  --------------
         Revenues               $   826,996      $   2,738,278    $   3,565,274
                                  ============  ================  ==============
         Segment (Loss) Profit  $   (71,447)     $      21,126    $     (50,321)
                                  ============  ================  ==============
         Total Assets           $ 1,096,341      $   2,973,501    $   4,069,842
                                  ============  ================  ==============

6.       RELATED PARTY TRANSACTIONS

         As of June 30, 2000 and December 31, 1999 CeleXx owes $100,886 and $9,013, respectively, in advances primarily from one shareholder of the Company. The advances are non-interest bearing, uncollateralized and have no specified date for repayment.

         At June 30, 2000 and December 31, 1999, the Company has a short term note due to the former shareholders of Pinnacle East, Inc. for $41,500.and $100,000, respectively. This note was due in May 2000 and the Company is presently renegotiating the terms of repayment with the shareholders.

         At June 30, 2000, the Company has a note due to the former shareholders of CMI for $1,000,000. The note is due in two annual payments due on the anniversary of the closing of the CMI acquisition and bears interest at 6% per annum.

7.       LINE OF CREDIT

         The Company's Pinneast subsidiary has three credit lines with aggregate availability of $300,000. As of June 30, 2000 Pinneast has $221,125 on such lines of credit which expire between July 24, 2000 and November 10, 2003 and bear interest at 10.50% per annum. At December 31, 1999, $258,542 was outstanding on the above lines of credit. The lines are secured by substantially all the assets of Pinneast.

         The Company's CMI subsidiary has a line of credit in an amount up to $3,000,000, which is used to purchase merchandise for resale. Interest accrues at 1% above the prime interest rate from days 41-60. The amounts outstanding under the line of credit are secured by accounts receivable and inventory equal to 125 percent of the outstanding balance. As of June 30, 2000 the outstanding balance on the line of credit was $944,317.

9.       STOCKHOLDERS' EQUITY

         Common Stock Issuances:

         During the year ended December 31, 1999 a related party, Edinburgh Consulting, converted the $448,640 owed to it for 1,733,333 shares of the Company's common stock. Pursuant to a consulting agreement between CeleXx and Edinburgh Consulting, 1,333,333 of these shares were issued at $0.10 per share or $133,333. The additional 400,000 shares were issued at $0.78 per share or $315,307.

         In November 1998, CeleXx entered into an agreement with an entity partially owned by a Director of the Company for financial consulting services. The Company paid such entity 500,000 shares of its common stock and valued these shares at $0.25 per share and accordingly, has recorded compensation expense of $125,000. In February 1999, the Company entered into an agreement with a financial consultant and issued 300,000 shares of its common stock for cash at $0.10 per share aggregating $30,000 and recorded $270,000 in compensation expense for services provided.

         In 1999 the Company issued 860,250 shares in a private placement at $1.00 per share for total proceeds of $860,250.

         In November 1999, the Company issued 400,000 shares of its common stock to a company which provides financial services. These services are to include raising future equity on behalf of the Company. The Company valued the shares at the fair market value on the date of issuance and recorded deferred financing costs of $250,000. This financing cost will be recorded as a reduction to additional paid-in capital pursuant to the preferred stock offering in April 2000.

         From November 1999 to December 1999, the Company issued 400,000 shares of its common stock to a third party in order to satisfy its debt obligations of $135,000. These shares were valued at $184,000 and the Company recorded $49,000 in interest expense.

         In November 1999, the Company issued 650,000 shares of its common stock to two parties, each of which provided services to the Company in the first quarter of 1999. The Company valued these shares $.25 and recorded compensation expense of $162,500.

         In December 1999, the Company issued 150,000 shares of its common stock to settle a judgement brought against the Company. The company recorded $91,200 in expense regarding this settlement.

         On January 26, 2000, the Company issued 450,000 shares of its restricted common stock to a consultant for services rendered. The Company recorded $252,000 in compensation expense or $0.56 per share, which approximates the market value on the date of issuance.

         In March 2000 the Company issued 635,555 shares of its restricted common stock to three consultants for services rendered. The Company recorded $1,174,866 in compensation expense to record these issuances.

         On February 15, 2000 the Company issued 420,000 shares of its restricted common stock to two consultants in relation to the preferred stock offering (see Note 9). These shares were recorded at market value, less a discount for the restrictions on trading, netted against the gross proceeds from the shares issued.

         On April 14, 2000 the Company issued 1,400,000 shares of its common stock for the acquisition o f Computer MarketPlace, Inc. (see Note 3).

         On April 11, 2000 the Company issued 22,083 shares of its common stock to employees of its Pinneast subsidiary for proceeds of $10,000. Additionally, the Company issued 110,000 shares of its common stock to settle outstanding claims against Spectrum. The Company recorded $209,000 of compensation expense to reflect such issuances.

         Also, on April 11, 2000 the Company issued 650,000 restricted shares of its common stock to three financial consultants. These consultants have three-year agreements with the Company. The Company recorded deferred compensation of $1,132,083 to reflect these issuances.

         On April 13, 2000 the Company issued 1,000,000 shares to E-Pawn.com, Inc. The Company received 1,000,000 shares of E-Pawn.com, Inc. common stock in consideration for these shares. The investment was valued at $2.00 per share of the Company's common stock or $2,000,000. (see Notes 12 and 15).

         On June 7, 2000, the Company issued 25,000 shares of its restricted common stock to a consultant for services rendered, the Company recorded $20,000 in compensation for this issuance.

         In July 2000, the shareholders of the Company voted in favor of an increase in the number of common shares authorized from 20,000,000 shares to 100,000,000 shares.

         Preferred Stock Issuance:

         On April 7, 2000, the Company issued 350 shares of 6% Series A cumulative convertible preferred stock at $10,000 per share plus common stock purchase warrants and received net proceeds of $3,144,727. The preferred shares are convertible at the lower of the closing bid price on the day preceding the closing of a common stock offering or 80% of the five day common stock average price prior to the date of conversion. The shares are convertible immediately upon the effectiveness of a registration statement. The Company maintains a redemption option at 125% of the common stock offering price.

         In July 2000 the shareholders of the Company authorized an increase in the number of preferred shares issuable from 1,000,000 shares to 20,000,000 shares, par value $.001, the terms of which may be determined at the time of issuance by the Board of Directors without further action by the shareholders.

 9.      EMPLOYMENT AGREEMENTS

         The Company revised the employment agreement with its Chief Executive Officer. The term of the agreement is for five years from June 1, 2000 with a base salary of $175,000 per annum. Additionally, the executive shall be entitled to grants of the Company's common stock as determined by the Board of Directors.

         On June 1, 2000 the Company entered into a five-year employment agreement with its Chief Financial Officer. The agreement stipulates a base salary of $125,000 per annum. Additionally, the executive shall be entitled to grants of the Company's common stock as determined by the Board of Directors.

         In connection with the CMI acquisition on April 11, 2000 the Company entered into a three-year employment agreement with the former major shareholder, as the Chief Executive Officer for CMI. The agreement stipulates a base salary of $150,000 per annum plus participation in Company benefits.

         CMI and Pinneast have also extended employment agreements to various key management personnel of CMI and Pinneast with terms of three (3) years, aggregating $555,000 in annual base salary, renewable annually thereafter.

10.      STOCK OPTION PLAN

         On March 1, 1999 the Board of Directors (the"Board") adopted the CeleXx Corporation 1999 stock option plan. The Board or CeleXx's compensation committee is authorized to issue to eligible persons as defined a maximum amount of 4,500,000 options under such plan. On July 8, 2000, the shareholders of the Company approved an increase in the number of options from 1,000,000 to 4,500,000. As of June 30, 2000, no options had been issued pursuant to the above plan.

11.      INCOME TAXES

         The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). SFAS 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax loss and tax credit carryforwards. SFAS 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets.

         The provision (benefit) for income taxes differs from the amounts computed by applying the statutory federal income tax rate to income
         (loss) before provision for income taxes is as follows:

                                                                 December 31,
                                                            --------------------
                                            June 30, 2000   1999            1998
                                            -------------   ----            ----
        Taxes benefit computed
        at statutory rate                    $ 1,280,000  $ 763,000   $ 107,000
        Losses for which income tax benefit
             not utilized                     (1,280,000)  (763,000)   (107,000)
                                            ------------   ---------  ----------

        Net income tax benefit               $         -   $      -   $       -
                                            ============   =========  ==========

         The Company has a net operating loss carryforward for tax purposes totaling approximately $5,418,000 at June 30, 2000 expiring in the years 2014 through 2020.

         Listed below are the tax effects of the items related to the Company's deferred tax asset:

                                                                  December, 31
                                            June 30, 2000       1999      1998
                                            -------------    --------- ---------
        Taxes benefit of net operating loss
             carryforward                   $ 1,280,000    $763,000   $ 107,000
        Valuation Allowance                  (1,280,000)   (763,000)   (107,000)
                                            ------------    ---------- ---------

        Net deferred tax asset recorded      $        -    $      -   $       -
                                            ============    ========== =========

12.      COMMITMENTS AND CONTINGENCIES

         Commitments:

         Operating Leases:

         In May 1999 CeleXx entered into a five-year lease for office space at an annual base rental of $92,500 for the initial year. Such base rental shall increase by 4% each year. The lease is to commence when such premises are available for occupancy. CeleXx is currently leasing temporary office space from the same landlord at $5,900 per month. Rent expense for the six months ended June 30, 2000 and years ended December 31, 1999 and 1998 was $33,505, $63,300 and $42,400, respectively.

         The Company through its CMI subsidiary leases building space in Tewksbury, Massachusetts from a related party, under a five-year lease. The leases require minimum annual payments of $72,000 plus maintenance and operating costs over the lease term. Total rent expenses (including common area maintenance) for the period ended June 30, 2000 was $20,489.

         The Company through its Pinneast subsidiary leases building space in Columbia, South Carolina under a three-year lease. The lease requires minimum annual payments of $24,672 and expires on November 30, 2001. Total rent expense for the six months ended June 30, 2000 was $12,706.

         The Company has various leases for office furniture and equipment, which expire between November 2000 through April 2004.

         Minimum future lease commitments are as follows:

         2001            $ 185,100
         2002              102,749
         2003              176,519
         2004              148,597
         2005              142,352
         Thereafter        122,962
                        ----------
                         $ 878,279
                        ==========



          Other Commitments:

         On May 24, 2000 the Board of Directors resolved to issue 50,000 shares of its common stock to its General Counsel pursuant to a retainer agreement. Such shares are to be "locked-up" or unavailable for resale over a five-year term. As of June 30, 2000, the Company had not issued the above shares.

         The Company has accrued $226,000 as a contingent payment payable to the former shareholders' of Pinnacle East, Inc. This accrual was recorded pursuant to the stock purchase agreement between the Company and Pinnacle East, Inc. which required as a contingent cost that the Company's average stock price would be $2.50 for the year ending on the anniversary of the closing of the acquisition.

         Contingencies:

         On August 1, 2000 the Company and its president were served in a lawsuit filed by E-Pawn.com, Inc. ("E-Pawn") alleging causes of action for breach of contract, fraud and breach of fiduciary duty. E-Pawn is seeking damages, specific performance and an injunction. On or about March 10, 2000, the Company's president signed an omnibus strategic alliance agreement with E-Pawn whereby, under certain conditions: (a) E-Pawn was to purchase 1,000,000 shares of CeleXx common stock at $5.00 per share in cash; (b) CeleXx would receive payments for management fees as the appointed manager of E-Pawn; and (c) upon the final funding of 1,000,000 shares of CeleXx Common Stock at $5.00 per share E-Pawn would have the option to exchange $50 million in market value of E-Pawn common stock for $50 million in market value of CeleXx common stock. The closing of the above transactions was to occur on or before March 31, 2000. At E-Pawn's request, in April 2000 an amendment to the agreement was signed to provide for the exchange of 1,000,000 restricted shares of CeleXx common stock for 1,000,000 shares of freely trading common stock of E-Pawn to satisfy the cash payment for the 1,000,000 CeleXx shares. The option arrangement was also amended to be completed with an exchange of 10 million shares of E-Pawn shares for 12 million shares of CeleXx common stock. Upon completion of this exchange, the agreement also provided for an additional option for one year to repeat the share exchange. CeleXx issued the 1,000,000 shares of common stock to E-Pawn on April 13, 2000 and received 1,000,000 shares of free trading E-Pawn shares from a stockholder of E-Pawn. CeleXx also loaned $500,000 to E-Pawn in the form of an unsecured, short-term demand loan. The agreement and amendments were at all times subject to various approvals, including the CeleXx Board of Directors. The granting of the $50 million stock exchange would have represented a change in control and, as a merger transaction, required CeleXx shareholder approval.

         Prior to CeleXx obtaining approvals for the above-described transaction, the President of E-Pawn was indicted by the United States Department of Justice for securities violations and E-Pawn was made the target of further investigations. Further, the SEC temporarily suspended trading in E-Pawn stock due to lack of current information and inaccurate information. In addition, at no time did E-Pawn ever appoint the Company as its manager, although services were performed, invoices were tendered to E-Pawn and remain unpaid, and E-Pawn never tendered or in any manner attempted to deliver its 10,000,000 shares to CeleXx. Further, since CeleXx is a stockholder of E-Pawn, the Company should have received notice of the above-described agreement and has not received any request or proxy for said approval.

         Based on the above events, the SEC's allegations that E-Pawn disseminated false information and the possibility that the investigation of E-Pawn might reveal other securities law violations, the Company determined that the above agreement was never properly approved or consummated and has been taking steps to rescind the transaction, unwind the transfer of shares and pursue collection of the loan receivable. The Company's counsel has opined that the above transaction was void ab finitio (from the beginning). In response to the Company's action, E-Pawn has commenced suit to enforce only those sections of the agreement that the Company believes are favorable to E-Pawn. The Company has moved to dismiss the lawsuit on grounds that include the fact that the above agreement required the Company to appoint Eli Leibowitz as President of the Company, even though Mr. Leibowitz, former President of E-Pawn, is currently under indictment and intends to vigorously defend the action. CeleXx's counsel believes that the lawsuit is frivolous and is of the opinion that the Company will prevail. E-Pawn has acknowledged owing the Company $500,000, which amount exceeds the fair market value of all of the net assets of E-Pawn. Accordingly, the Company recorded a provision for potential uncollectibility of this loan to E-Pawn.

         The Company is also party to two other matters of litigation and claims which management believes are normal in the course of its operations. While the results of such litigation and claims cannot be predicted with certainty, The Company believes the final outcome of such matters will not have a material adverse effect on its results of operations or financial position.

13.      SUBSEQUENT EVENTS

         On July 26, 2000, the Board of Directors resolved to issue 7,650,000 shares of the Company's common stock to two executives. Such shares were issued on September 1, 2000 pursuant to the executives employment agreements and are restricted from resale during the term of these agreements which are five years.

         On August 23, 2000, the Board of Directors granted 363,225 options to acquire shares of the Company's common stock to employees of the Company's CMI subsidiary. These options were issued pursuant to the Company's stock option plan (See Note 11).

         On September 5, 2000, the Board of Directors authorized the grant of 2,650,000 options to acquire common stock of the Company to members of its executive management. These options were issued pursuant to the Company's stock option plan (See Note 11).

14.      POTENTIAL BORROWINGS:

         (1) On October 16, 2000, the Company's Chairman and principal shareholder along with four other officers and/or shareholders provided the Company with a letter of guarantee to jointly consent to lend the Company up to $1,000,000 on an as needed basis for a one year period ending in October 2001, repayment of which will not be required before such date.

         (2) On October 17, 2000, the Company received a $10 million secured Revolving Credit Agreement ("Credit Agreement") maturing in October 2003 from an asset-based lender. Availability under the Credit Agreement is based on a formula of eligible accounts receivable and inventory and allows for an increase in the credit facility to consummate acquisition financing within the maximum $10 million line. Borrowings bear interest at the Chase Bank rate plus 1% per annum and are collateralized by essentially all assets of the Company, such as accounts receivable, inventory, and general intangibles, including its subsidiaries. The Credit

               Agreement requires, among other conditions, compliance with certain covenants. The consummation of the credit Agreement is subject to the completion of the asset-based lender's due diligence procedures.

15       SETTLEMENT OF LITIGATION (UNAUDITED)

         On October 10, 2000, Celexx and E-Pawn agreed in principal to settle the lawsuit that E-Pawn filed against Celexx and any claims that the Companies may have with respect to each other. The settlement will include unconditional releases and will be subject to documentation and delivery of all considerations. The settlement includes, among other things, the issuance of an additional 2,000,000 shares of Celexx restricted common stock to E-Pawn (E-Pawn already has 1,000,000 shares). Celexx will also cancel the $500,000 that is due from E-Pawn and return 1,000,000 freely tradable shares of E-Pawn that it currently holds. Celexx in return will receive 5,250,000 restricted shares of common stock of E-Pawn.

                                        CELEXX CORPORATION AND SUBSIDIARIES
                                            CONSOLIDATED BALANCE SHEET
                                                  March 31, 2001
                                                   - unaudited -


                                     ASSETS

CURRENT ASSETS:
    Cash                                                       $        761,121
    Accounts receivable                                               2,254,991
    Inventory                                                           425,848
    Other current assets                                                 76,719
                                                                   -------------
TOTAL CURRENT ASSETS                                                  3,518,679

FURNITURE AND EQUIPMENT, NET                                            387,795

GOODWILL, NET                                                           507,721

INTANGIBLES ASSETS, NET                                               2,662,499

OTHER ASSETS                                                            129,008
                                                                   -------------
                                                               $      7,205,702
                                                                   =============

                             LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
    Accounts payable and accrued expenses                      $      2,179,708
    Note payable and advances - related parties                         538,166
    Line of credit - short term portion                                 629,219
    Deferred revenue                                                    166,042
                                                                   -------------
    TOTAL CURRENT LIABILITIES                                         3,513,135
                                                                   -------------
LINE OF CREDIT - long term portion                                       33,057
                                                                   -------------
NOTE PAYABLE AND ADVANCES - RELATED PARTIES                             618,787
                                                                   -------------
COMMITMENTS AND CONTINGENCIES                                              -

STOCKHOLDERS' EQUITY:
    Preferred stock, $001 par value, 20,000,000 shares authorized;
       350 shares issued and outstanding                                   -
    Common stock, $.001 par value, 100,000,000 shares authorized;
       30,816,006 shares issued and outstanding
30,816
    Additional paid-in capital                                       17,369,161
    Unamortized stock compensation                                   (4,494,593)
    Accumulated deficit                                              (9,864,661)
                                                               -----------------
    TOTAL STOCKHOLDERS' EQUITY                                        3,040,723
                                                               -----------------
                                                               $      7,205,702
                                                               =================

                 See notes to consolidated financial statements.

                       CELEXX CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                  - unaudited -


                                  Three Months        Three Months       Nine Months      Nine Months
                                     Ended                Ended             Ended            Ended
                                  March 31,2001      March 31,2000      March 31,2001     March 31,2000
                                 -------------      ---------------    --------------    --------------

REVENUE                         $  4,492,601       $    361,858           $ 15,426,199     $   816,816

COST OF REVENUE                    3,485,879            162,081             11,882,495         421,025
                                -------------      ------------           ------------     ------------
GROSS PROFIT                       1,006,722            199,777              3,543,704         395,791

OPERATING EXPENSES
  Selling, general and
     administrative expense        1,461,447          1,750,765              4,043,321       2,892,128
  Amortization  of goodwill,
     intangibles and stock
     compensation                    444,636             40,740              1,283,084         151,136
                               --------------      ------------           ------------     ------------

                                   1,906,083          1,791,505              5,326,405       3,043,264

LOSS FROM OPERATIONS                (899,361)        (1,591,728)            (1,782,701)     (2,647,473)

OTHER INCOME (EXPENSES):
    Interest expense                 (40,429)           ( 5,959)              (102,330)        (74,713)
    Other Income (expense)           116,530                  -                152,229               -
    Settlement of litigation               -                  -                      -         (91,200)
    Write-down on marketable
      securities, available
      for sale                             -                  -             (2,675,000)              -
                               --------------      -------------           ------------    ------------
TOTAL OTHER INCOME(EXPENSE)           76,101            ( 5,959)            (2,625,101)       (153,995)
                               --------------      -------------           ------------    ------------
NET LOSS                       $    (823,260)     $  (1,597,687)           $(4,407,802)    $(2,813,386)
                               ==============      ==============          ============    ============


NET LOSS PER COMMON SHARE
   - basic                     $      (0.03)      $      (0.13)            $      (0.18)   $     (0.27)
                               ==============      ==============          =============   ============

WEIGHTED AVERAGE COMMON SHARES
    OUTSTANDING - basic          30,117,035         11,848,910               25,000,863     10,454,342
                               ==============      ==============          =============   =============



                 See notes to consolidated financial statements.

                       CELEXX CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                  - unaudited -



                                                                    Nine Months Ended       Nine Months Ended
                                                                      March 31, 2001          March 31, 2000
                                                                 ---------------------   ---------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                                      $        (4,400,802)   $        (2,813,386)
                                                                 ---------------------   ---------------------
    Adjustments to reconcile net loss to net cash used in operations:
          Amortization and depreciation                                       860,575                151,136
          Common stock issued for interest                                          -                 49,000
          Common stock issued in legal settlement                                   -                 91,200
          Common stock issued for services                                    516,817              1,784,366
          Write-down on marketable securities, available
             for sale                                                       2,675,000                      -

    Changes in assets and liabilities net of effects from acquisition:

       Accounts receivable                                                    (42,693)               (37,480)
       Inventory                                                              ( 3,104)                     -
       Other current assets                                                   157,108                 95,522
       Other assets                                                           (75,999)                53,150
       Accounts payable and accrued expenses                                  862,231               (141,791)
       Deferred revenue                                                        53,446                163,882
                                                                 ---------------------   ---------------------
                                                                            5,003,381              2,208,985
                                                                 ---------------------   ---------------------
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES                           602,579               (604,401)
                                                                 ---------------------   ---------------------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Marketable securities                                                           -                 51,000
    Acquisition of software marketing rights                                        -               (112,554)
    Deferred acquisition costs                                                      -               ( 50,000)
    Capital expenditures                                                     (127,559)              ( 19,688)
                                                                 ---------------------   ---------------------
NET CASH USED IN INVESTING ACTIVIES                                          (127,559)              (131,242)
                                                                 ---------------------   ---------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Sale of common stock                                                      235,780                      -
    Capital contributions                                                          -                (197,365)
    Line of credit                                                          (503,166)                 79,779
    Net borrowings from related parties:                                      31,016                 654,134
                                                                 ---------------------   ---------------------
NET CASH (USED IN)PROVIDED BY FINANCING ACTIVITIES                          (236,370)                536,548
                                                                 ---------------------   ---------------------
NET DECREASE IN CASH                                                         238,650               ( 199,095)

CASH - beginning of period                                                   522,471                 283,576
                                                                 ---------------------   ---------------------
CASH - end of period                                             $           761,121     $            84,481
                                                                 =====================   =====================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

    Cash paid during the period for interest                     $            70,389     $            19,754
                                                                 =====================   ====================

Non-cash investing and financing activities:

    Common stock issued for compensation and services            $         3,267,199     $                 -
                                                                 =====================   ====================

   Common stock issued in settlement of lawsuit                  $           675,000     $                 -
                                                                 =====================   ====================


                 See notes to consolidated financial statements.

                       CeleXx Corporation and Subsidiaries
              Notes to Unaudited Consolidated Financial Statements


1. Basis of Presentation

     The accompanying unaudited consolidated financial statements of CeleXx Corporation (the "Company") have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. These unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and related footnotes included in the Company's Annual Report on Form 10 KSB for the six month transition period ended June 30,2000.

     In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation have been included. The results for the three months ended March 31, 2001, and 2000, are not necessarily indicative of financial information for the full year. For further information, refer to the consolidated financial statements and footnotes included in the Company's Form 10-KSB as filed with the Securities and Exchange Commission for the six month transition period ended June 30,2000.

     For  Accounting   Policies  reference  is  made  to  Note  1  of  Notes  to
Consolidated Financial Statements in the Company's Annual Report on Form 10KSB for the six month transition period ended June 30,2000.


2. General

     On May 25, 1999 CeleXx acquired through its wholly owned subsidiary, Pinneast.com, Inc. ("Pinneast"), all the outstanding shares of Pinnacle East, Inc., a South Carolina Corporation, engaged in the development of multimedia educational programs for industry and government. Pinneast was acquired for 500,000 shares of CeleXx's common stock and a $100,000 note payable due in May 2000. As of March 31, 2001 the balance of the note is $41,500. Subsequent to the acquisition, Pinnacle East, Inc. was liquidated.

     On April 14, 2000, CeleXx acquired Computer Marketplace, Inc. ("CMI"), a Massachusetts company engaged in systems engineering, design and maintenance of computer network systems. The consideration paid was 1,400,000 shares of the Company's common stock and $1,500,000 at closing and a note payable for $1,000,000 bearing interest at 6% due in two equal annual installments on the anniversary of the closing date. The former owner of CMI agreed to extend the first annual installment of $500,000 originally due April 2000 to November 2001.

     The acquisitions of Pinneast and CMI were accounted for using the purchase method of business combinations.

     On June 9, 2000, the Board of Directors elected to change the Company's fiscal year end from a year ending December 31 to a year ending June 30. The decision was made to conform to industry group standards and for administrative purposes.

                       CeleXx Corporation and Subsidiaries

              Notes to Unaudited Consolidated Financial Statements


3. Marketable Securities

     At December 31,2000, the Company determined that the carrying value of its investment in E-Pawn.Com, Inc. (see Note 6), exceeded its net realizable value in the marketplace, and that the decline in value was judged to be other than temporary. As a result, the Company wrote off the remainder of the investment, resulting in a non-recurring charge of $2.7 million against earnings for the second quarter. CeleXx Corporation and Subsidiaries


4. Stockholders' Equity

Common Stock:

     On September 1, 2000, the Company issued 7,650,000 shares of the Company's common stock to two executives. Such shares were issued pursuant to the executives' employment agreements and are restricted from resale during the term of these agreements, which is five years. In addition, 50,000 shares of common stock were issued to an individual for services rendered. The Company recorded a non-cash compensation charge to earnings of $49,147 and an increase to unamortized stock compensation of $2,895,400 as relating to the issuance of the aforementioned shares.

     On August 23, 2000, the Company granted 363,225 options to acquire shares of the Company's common stock at an exercise price of $0.43 to employees of the Company's CMI subsidiary. On December 5, 2000, the Board of Directors authorized the grant of 2,650,000 options at an exercise price of $0.50 to acquire common stock of the Company to members of its executive management. These options were issued pursuant to the Company's stock option plan.

     On October 25, 2000 the Company issued 500,000 and 50,000 shares of restricted stock to a consultant and advertising/public relations company, respectively, for services rendered. The issuance of these shares resulted in a non-cash compensation charge to earnings of $137,500. On December 5, 2000 the advertising/public relations company received an additional 150,000 shares of restricted stock in settlement of fees.

     On November 1, 2000 and November 17, 2000 the Company issued 17,500 shares and 306,445 shares of its common stock to an employment search firm for services rendered and, to a financial consultant under a two year agreement for financial and investor relations services, respectively. The aforementioned share issuances resulted in a charge to earnings of $8,765 and an increase in unamortized stock compensation of $100,966.

     On November 17, 2000 the Company sold 1,170,000 shares of restricted stock to David R. Burke, Sr., an officer and Director of the Company for total cash proceeds of $234,000.

     On December 5, 2000 the Company issued 1,200,000 shares of its common stock to two financial consultants under separate six month and twelve month agreements, for financial services, mergers and acquisitions, capital structure and sources and other services to be provided to the Company. On December 1, 2000, the Company filed an S-8 Registration Statement with the Securities and Exchange Commission to register the foregoing shares as freely tradable pursuant to the agreements.

                       CeleXx Corporation and Subsidiaries

              Notes to Unaudited Consolidated Financial Statements


4. Stockholders' Equity (continued):


     The attorney for the financial consultants was also issued 50,000 shares under the same arrangement for legal services provided. The Company recorded a non-cash compensation charge to earnings of $79,167 and an increase to unamortized stock compensation of $270,833 as relating to the issuance of the aforementioned shares.

     On January 19, 2001, the Company issued 1,000,000 shares of restricted stock to Wellington Capital Corporation for its completion of financial services rendered in connection with the convertible preferred stock transaction.

     The stock purchase agreements that the Company entered into with the former shareholders of Pinnacle East, Inc. and Computer Marketplace, Inc., in its acquisition of these companies, provided for contingent consideration of additional shares to be issued if the Company's average stock price would be less than $2.00 and $2.50, respectively, at the anniversary of the closing of the acquisitions. On March 20, 2001 the Company settled on the issuances of the contingent shares to the former shareholders of Pinneast by issuing a total of 1,043,210 shares of restricted stock. The additional shares that the Company would be required to issue under this contingency to the former owners of CMI would be approximately 15 million common shares, based on the closing bid price of $0.21 at March 31, 2001. The Company is currently negotiating with the former shareholder CMI to revise the amount of potential additional shares and date of measurement under these contingencies.

Stock Options:

     On December 5, 2000, the Board of Directors authorized the grant of 2,650,000 options at an exercise price of $0.43 to acquire common stock of the Company to members of its executive management. These options were issued pursuant to the Company's stock option plan.


5. Pro-forma Information

     The following unaudited pro-forma condensed statement of operations for the three months ended March 31, 2000 reflects the combined results of the Company as if the acquisitions of Pinneast and CMI had occurred on July 1, 1999.



                                  Three Months          Nine Months
                                      Ended               Ended
                                 March 31, 2000        March 31, 2000
                                 --------------       --------------

        REVENUES                 $ 4,145,731          $ 15,087,327
                                  ----------          -------------
        NET LOSS                 $(1,572,424)         $ (2,903,777)
                                  -----------         -------------
        NET LOSS PER SHARE       $     (0.12)         $      (0.23)
                                  -----------         -------------

                           CeleXx Corporation and Subsidiaries

              Notes to Unaudited Consolidated Financial Statements


6. Commitment and Contingencies

Settlements of Litigation:

     On October 24, 2000, Celexx and E-Pawn.com, Inc. ("E-Pawn") entered into a Settlement and Release Agreement ("settlement") to settle the lawsuit that E-Pawn filed against Celexx and any claims that the companies may have had with respect to each other. The settlement included unconditional releases and was subject to documentation and delivery of all considerations. The settlement provided for, among other things, the issuance of an additional 2,250,000 shares of Celexx restricted common stock to E-Pawn (E-Pawn already had 1,000,000 shares). Celexx was also required to cancel the $500,000 that was due from E-Pawn and return 1,000,000 freely tradable shares of E-Pawn that it held and, issue to a shareholder of E-Pawn a warrant to purchase 250,000 shares of common stock of Celexx granting the shareholder the right to purchase the shares at $2.50 per share until October 20, 2003. Celexx, in return, received 5,250,000 restricted shares of common stock of E-Pawn. The closing for the above described settlement and exchange of documents and shares occurred on November 22, 2000.

     On March 27, 2001 the Company executed a Memorandum of Settlement with a vendor for a final judgement totaling $186,059 payable $10,000 at closing and the balance payable in monthly installments of $10,000 beginning May 1, 2001.


Other:

     On January 26, 2001, the Company executed what the Company counsel believes to be a non-binding merger agreement with New Millennium Development Corp
(NMDG). The Company and NMDG had begun talks and, on January 29, 2001, NMDG issued press releases asserting that NMDG and CeleXx had reached agreement relating to the merger. On January 31, 2001, in response to what the Company considered premature disclosures by NMDG, and since the terms of the agreement had not reached the point of approval by the boards of directors, or shareholders of both companies, CeleXx issued a press release and informed NMDG that it had suspended talks and cancelled any further interest of a proposed merger. The Company and its counsel believe that there was no binding agreement to pursue the discussions and that the Company has no further obligations.


7. Line of Credit

     The Company's CMI subsidiary had a line of credit with Finova Capital Corporation (Finova)in an amount up to $3,000,000, which was used to purchase merchandise for resale. Interest accrued at 1% above the prime interest rate from days 41-60. The amounts outstanding under the line of credit were secured by accounts receivable and inventory equal to 125 percent of the outstanding balance. On January 30, 2001, Finova, as a result of their closing of certain aspects of their business, advised CMI and its other clients that the credit line facility would terminate on February 9, 2001. On March 16, 2001, CMI received notice of default from Finova for non-payment. Until an alternative lender is secured, CMI has continued to pay down the balance owed to Finova. Currently, the balance owed to Finova is less than $50,000.

                       CeleXx Corporation and Subsidiaries

              Notes to Unaudited Consolidated Financial Statements


8. Subsequent Events and Other

Potential Borrowings:

     On October 16, 2000, the Company's Chairman and principal shareholder along with four other officers and/or shareholders provided the Company with a letter of guarantee to jointly consent to lend the Company up to $1,000,000 on an as needed basis for a one year period ending in October 2001. Repayment will not be required before such date. As of March 31, 2001 the Company's Chairman has loaned the Company approximately $163,000.

     On April 6,2001, the Company received a two year financing agreement for a $5 million secured Revolving Credit Line ("Credit Line") for our subsidiary, Computer Marketplace, Inc. (CMI) maturing in May 2003 from Rosenthal & Rosenthal, Inc. Availability under the Credit Line is based on a formula of eligible accounts receivable and inventory and allows for an increase in the credit facility to be considered as necessary. Borrowings will bear interest at the Chase Bank rate plus 2% per annum and will be collateralized by essentially all the assets of CMI, including accounts receivable, inventory, and general intangibles, and a corporate guaranty by the Parent. The Credit Line also requires, among other conditions, compliance with certain covenants. The consummation of the Credit Line is subject to approval by the Company's Board of Directors, which has not yet been obtained.


Other:

     On March 20, 2001, the Company entered into a non-binding letter of intent for a possible merger with 5B Technologies Corporation ("5B"), a NASDAQ Small Cap listed public company. Due diligence and specific terms for a merger agreement are still under discussion by the management of both companies.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Computer Marketplace, Inc.
Tewksbury, Massachusetts

     We have audited the accompanying balance sheets of Computer Marketplace, Inc. as of February 29, 2000 and February 28, 1999 and the related statements of income, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Computer Marketplace, Inc. as of February 29, 2000 and February 28, 1999 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          /s/ Feldman Sherb Horowitz & Co., P.C.
                                              Feldman Sherb Horowitz & Co., P.C.
                                              Certified Public Accountants

New York, New York
June 2, 2000

                           COMPUTER MARKETPLACE , INC.

                                 BALANCE SHEETS

                                     ASSETS

                                              February 29,         February 28,
                                                   2000                 1999
                                         ------------------   ------------------

CURRENT ASSETS:

     Cash                              $           655,978  $           400,974
     Accounts receivable, net                    2,578,244            2,293,585
     Tax receivable - refund claim                 207,082                    -
     Inventory                                     294,295              524,476
                                         ------------------   ------------------
                 TOTAL CURRENT ASSETS            3,735,599            3,219,035

FIXED ASSETS, net                                   35,876               32,348

DEPOSITS                                            10,249               14,326
                                         ------------------   ------------------

                                       $         3,781,724  $         3,265,709
                                         ==================   ==================


                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:

     Accounts payable                  $           307,333  $           353,548
     Accrued expenses                              127,321              110,625
     Line of credit                              1,511,650            1,177,443
     Officer loans                                  54,082                    -
     Income taxes payable                                -              230,500
     Deferred revenue                              301,930              108,619
                                         ------------------   ------------------
            TOTAL CURRENT LIABILITIES            2,302,316            1,980,735
                                         ------------------   ------------------


STOCKHOLDERS' EQUITY:

     Common stock; no par, 15,000 shares
         authorized 9,250 shares issued
         and outstanding                            56,000               56,000
     Additional paid-in capital                     62,505               62,505
     Retained earnings                           1,400,903            1,206,469
     Less treasury stock at cost: 5,000 shares     (40,000)             (40,000)
                                         ------------------   ------------------
         TOTAL STOCKHOLDERS' EQUITY              1,479,408            1,284,974
                                         ------------------   ------------------
                                       $         3,781,724  $         3,265,709
                                         ==================   ==================



                       See notes to financial statements.

                           COMPUTER MARKETPLACE, INC.

                            STATEMENTS OF OPERATIONS

                                                          Years Ended
                                         ---------------------------------------
                                              February 29,          February 28,
                                                 2000                  1999
                                         ------------------    -----------------

NET SALES                             $     15,847,140      $        16,733,839

COST OF SALES                               12,702,599               13,384,687
                                        ------------------    -----------------
GROSS PROFIT                                 3,144,541                3,349,152

OPERATING EXPENSES                           2,723,526                2,398,486
                                         ------------------    -----------------

INCOME FROM OPERATIONS                         421,015                  950,666

OTHER (INCOME) EXPENSES:

    Depreciation                                21,284                    5,056
    Interest expense                            39,052                   29,236
    Interest income                             (3,755)                  (4,666)
    (Gain) Loss on sale of of vehicle             -                        (700)

                                         ------------------    -----------------
                                                56,581                   28,926
                                         ------------------    -----------------

INCOME BEFORE INCOME TAXES                     364,434                  921,740

PROVISION FOR INCOME TAXES                     170,000                  378,502
                                         ------------------    -----------------
NET INCOME                                     194,434                  543,238

RETAINED  EARNINGS- beginning of year        1,206,469                  663,231
                                         ------------------    -----------------
RETAINED  EARNINGS- end of year       $      1,400,903      $         1,206,469
                                         ==================    =================


                       See notes to financial statements.

                           COMPUTER MARKETPLACE, INC.

                            STATEMENTS OF CASH FLOWS



                                                                                                           Years Ended
                                                                                             ---------------------------------------
                                                                                                 Febraury 29,         Febraury 28,
                                                                                                    2000                 1999
                                                                                             ---------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:

     Net income                                                                              $      194,434  $         543,238
                                                                                             ------------------ ------------------
     Adjustments to reconcile net income to net cash used in operations:
            (Gain) on sale of motor vehicle                                                               -               (700)
            Depreciation                                                                             21,284              5,056
     Changes in assets and liabilities:

         (Increase) in accounts receivable                                                         (284,659)        (1,005,780)
         Decrease in inventories                                                                    230,181            107,663
         (Increase) in prepaid income taxes                                                        (207,082)                 -
         Decrease (increase) in deposits                                                              4,077            (13,826)
         (Decrease) increase  in accounts payable                                                   (46,215)           162,641
         Increase in accrued expenses                                                                16,696             56,656
         (Decrease) increase in income taxes payable                                               (230,500)           102,153
         Increase in deferred revenue                                                               193,311             19,974
                                                                                             ----------------   ------------------
            Total Adjustments                                                                      (302,907)          (566,163)
                                                                                             ----------------   ------------------
NET CASH USED IN OPERATIONS                                                                        (108,473)           (22,925)
                                                                                             ------------------ ------------------

CASH FLOWS FROM INVESTING ACTIVITIES:

     Capital expenditures                                                                           (24,812)           (19,900)
     Proceeds from sale of motor vehicle                                                                  -              1,651
                                                                                             ----------------   ------------------
NET 'CASH  USED IN INVESTING ACTIVITIES                                                             (24,812)           (18,249)
                                                                                             ---------------    ------------------
CASH FLOWS FROM FINANCING ACTIVITIES:

     Officer loans (repaid) borrowed                                                                 54,082            (24,227)
     Increase in line of credit                                                                     334,207            207,559
                                                                                             ---------------     -----------------
NET CASH PROVIDED BY FINANCING ACTIVITIES                                                           388,289            183,332
                                                                                             ---------------     -----------------
NET INCREASE IN CASH                                                                                255,004            142,158

CASH - beginning of year                                                                            400,974            258,816
                                                                                             ----------------    -----------------

CASH  - end of year                                                                         $       655,978     $      400,974
                                                                                             ================    ==================
SUPPLEMENTAL DISCLOSURES
     Cash paid for interest                                                                 $       39,052      $       29,236
                                                                                             ================    ==================
     Cash paid for taxes                                                                    $      607,582             276,349
                                                                                             ================    ==================


                       See notes to financial statements.

                            COMPUTER MARKETPLACE, INC

                          NOTES TO FINANCIAL STATEMENTS

               YEARS ENDED FEBRUARY 29, 2000 AND FEBRUARY 28, 1999

1.       ORGANIZATION

               Computer Marketplace, Inc. (the "Company") is located in Tewksbury, Massachusetts. The Company was organized in 1984 and is engaged in the sale and service of computer equipment and peripherals through wholesale and retail channels.

               In December 1999, the Company formed a foreign subsidiary, CMI Canada LTD which has not yet commenced operations.

               In April 2000, the Company was sold to Celexx Corp.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   A. ACCOUNTING ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   B. DEFERRED REVENUE - Deferred revenue arises from the pro-ration of service contracts sold by the Company which may vary in length from six to twelve months.

   C. INVENTORIES - Inventories are stated at the lower of cost or market calculated on the first-in, first-out method, or market.

   D. PROPERTY AND EQUIPMENT - Property and equipment is stated at cost. Depreciation is computed using accelerated methods over the estimated useful lives of the assets.

   E. INCOME TAXES - The Company recognizes deferred tax assets and liabilities based on the difference between the financial statements carrying amount and the tax basis of assets and liabilities, using the effective tax rates in the years in which the differences are expected to reverse. A valuation allowance related to deferred tax assets is also recorded when it is probable that some or all of the deferred tax asset will not be realized.


   F. FAIR VALUE OF FINANCIAL INSTRUMENTS - Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value Financial Instruments", requires disclosure of fair value information about financial instruments whether or not recognized in the balance sheet. The carrying amounts reported in the balance sheet for cash, trade receivables, accounts payable and accrued expenses approximate fair value on the short-term maturity of these instruments.

   G. CARRYING VALUE OF LONG LIVED ASSETS - The Company reviews the carrying value of the long-lived assets to determine if facts and circumstances exist which would suggest that the assets may be impaired or that the amortization period needs to be modified. If impairment is indicated, then an adjustment will be made to reduce the carrying amount of the tangible assets to their fair value. Based on the Company's review as of February 29, 2000, no impairment of long-lived assets was evident.

3.       FIXED ASSETS

                  The Company's fixed assets are as follows:

                                               February 29,         February 28,
                                                   2000                 1999

                                           ----------------     ----------------
Furniture and fixtures                $             15,480    $           9,215
Equipment                                          139,686              138,756
Leasehold improvements                              34,804               28,263
Motor Vehicles                                      18,500               29,695
                                           ----------------     ----------------
                                                   208,470              205,929
Less accumulated depreciation                      172,594              173,581
                                      $             35,876    $          32,348
                                           ================     ================

4.       LINE OF CREDIT


                  The Company has a line of credit in the amount of $3,000,000, which is used to purchase merchandise for resale. Interest accrues at 1% above the prime interest rate from days 41-60. The amounts outstanding under the line of credit are secured by accounts receivable and inventory equal to 125 percent of the outstanding balance.

5.       RELATED PARTY TRANSACTIONS

         A. OFFICER LOANS - In February 2000, the Company borrowed funds without interest, from its principal officer in the amount of $54,082. The loan is unsecured and due on demand. In May 2000, the Company repaid $44,000.


         B. LEASE COMMITMENT - The Company leases building space in Tewksbury, Massachusetts from a related party, under a five year lease. The leases require minimum annual payments of $72,000 plus maintenance and operating costs over the lease term. Total rent expenses (including common area maintenance) for the years ended February 29, 2000 and February 28, 1999 were $89,560 and $85,628, respectively.

         The minimum rental commitments as of February 29, 2000 for all noncancelable operating leases with initial or remaining terms in excess of one year are as follows:

         Years Ending February 28,                        Amount

--------------------------------------------        ------------------
                  2001                                  $          72,000
                  2002                                             72,000
                  2003                                             24,000


6.       PROFIT SHARING PLAN

                  The Company maintains a IRC Section 401(k) plan covering employees who meet minimum eligibility requirements. The Company made a voluntary contribution to the Plan of $60,503 and 66,652 for the years ended February 29, 2000 and February 28, 1999, respectively.

7.       CONCENTRATION OF CREDIT RISK

         A. The Company maintains cash balances at several financial institutions located in Massachusetts. Accounts at each institution are insured by Federal Deposit Insurance Corporation up to $100,000. At February 29, 2000 and February 28, 1999, the Company's unsecured cash balances were $362,176 and $63,416, respectively.

         B. Concentration of credit risk with respect to trade receivables are limited due to the large number of customers compromising the Company's customer base and their dispersion across different industries and geographic locations. As of February 29, 2000 and February 28, 1999 the Company had no significant concentration of credit risk.


8.       INCOME TAXES

                  The provision for income taxes is as follows:

                                                February 29,       February 28,
                                                    2000               1999

                                              ---------------    ---------------
                  Federal income taxes      $        126,000  $         288,000
                  State income taxes                  44,000             90,502
                                              ---------------    ---------------
                  Total income taxes        $        170,000  $         378,502
                                              ===============    ===============


9.       MAJOR CUSTOMERS


                  Sales to one customer approximated 13% of the Company's total sales for the year ended February 29, 2000 while sales to two customers approximated 27% for the year ended February 28, 1999. Accounts receivables from this customer was approximately $48,000 at February 29, 2000.

                       CELEXX CORPORATION AND SUBSIDIARIES
                          UNAUDITED PRO-FORMA CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENT



     On April 14, 2000, CeleXx acquired Computer Marketplace, Inc. (`CMI"), a Massachusetts company engaged in systems engineering, design and maintenance of computer network systems. The consideration paid was 1,400,000 shares of the Company's common stock and $1,500,000 at closing and a note payable for $1,000,000 bearing interest at 6% due in two equal annual installments on the anniversary of the closing date.

     The acquisition of CMI were accounted for using the purchase method of business combinations.

     The unaudited pro-forma condensed consolidated statements of operations for the six months ended June 30, 2000 and the year ended December 31, 1999 reflects the combined results of CeleXx, Pinneast and CMI as if the acquisitions had occurred on January 1, 1999.

     The unaudited pro-forma condensed consolidated statements of operations do not necessarily represent actual results that would have been achieved had the companies been together from January 1, 1999, nor may they be indicative of future operations. These unaudited pro-forma condensed consolidated financial statements should be read in conjunction with the historical financial statements and notes thereto of the respective companies.


The following pro-forma adjustments are included in the accompanying unaudited pro-forma condensed consolidated statements of operations for the year ended December 31, 1999 and the six months ended June 30,2000:

(1) To record amortization expense of goodwill and other intangibles, which include customer lists, trade name and covenant not to compete over their expected useful lives as follows which range from 5 to 20 years. The final valuation of the intangibles with respect to the CMI acquisition is subject to the Company obtaining independent appraisals.

(2) To record interest expense on the debt incurred to finance the acquisition of CMI.
(3) To record consolidated provision (benefit) for income taxes.
(4) To record cumulative preferred dividends.

                       CELEXX CORPORATION AND SUBSIDIARIES
        UNAUDITED PROFORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 2000


                                    Celexx              CMI
                                 Six  Months       January 1 to
                                Ended June 30,     April 13,2000         Pro forma Adjustments
                                                   (Acquisition date) ----------------------------
                                       2000                               Debit           Credit   As Adjusted
                                ---------------     -------------     ------------    ------------ -----------


REVENUE                             $3,565,274      $  4,021,002     $         -     $          - $ 7,586,276

COST OF SALES                        2,533,929         3,225,110               -                -   5,759,039
                                ---------------     -------------     ------------    ------------ -----------
GROSS PROFIT                         1,031,345           795,892               -                -   1,827,237

OPERATING EXPENSES                   3,993,600           837,124  (1)    143,982                -   4,974,706
                                ---------------     -------------     ------------    ------------ -----------
OPERATING INCOME (LOSS)             (2,962,255)          (41,232)       (143,982)               -  (3,147,469)

INTEREST EXPENSE                             -                 -  (2)     30,000                -      30,000
                                ---------------     -------------     ------------    ------------ -----------
NET INCOME (LOSS) BEFORE TAXES      (2,962,255)          (41,232)       (173,982)               -  (3,177,469)

BENEFIT (PROVISION) FOR TAXES                -                 -               -                -           -
                                ---------------     -------------     ------------    ------------ -----------
NET INCOME (LOSS)                   (2,962,255)          (41,232)       (173,982)               -  (3,177,469)

CUMULATIVE PREFERRED

    STOCK DIVIDEND                            -                -  (3)     46,027                -      46,027

NET INCOME (LOSS) TO COMMON
                                ---------------     -------------     ------------    ------------ -----------
     SHAREHOLDERS             $     (2,962,255)    $     (41,232)    $  (220,009)    $         -  $(3,223,496)
                                ===============     =============     ============    ============ ===========

LOSS PER COMMON SHARE         $          (0.24)                      $         -     $          - $     (0.23)
                                ===============                       ============    ============ ===========


WEIGHTED AVERAGE COMMON
      SHARES OUTSTANDING             12,325,970                                -        1,400,000  13,725,970
                                ===============                       ============    ============ ==========

                  See notes to pro forma financial statements.

                       CELEXX CORPORATION AND SUBSIDIARIES
        UNAUDITED PROFORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1999





                                     Celexx      Pinneast       CMI
                                  Year Ended    January 1,   Year Ended
                                  December 31,  to May 24,  February 29,        Proforma Adjustments
                                                                                --------------------
                                     1999          1999         2000             Debit      Credit     As Adjusted
                                  -----------   ----------  ------------        --------  ---------    ------------


REVENUE                        $      680,989 $    452,063 $  15,847,140    $        -   $      -    $ 16,980,192

COST OF SALES                         353,140      188,393    12,702,599             -          -      13,244,132
                                  -----------   ----------  ------------        --------  ---------   ------------
GROSS PROFIT                          327,849      263,670     3,144,541             -          -       3,736,060

OPERATING EXPENSES                  2,074,292      218,446     2,744,810  (1)     369,766       -       5,407,314
                                  -----------   ----------  ------------        --------  ---------   ------------
OPERATING INCOME (LOSS)            (1,746,443)      45,224       399,731         (369,766)      -      (1,671,254)

OTHER EXPENSES                        159,954            -        35,297  (2)      60,000       -         255,251
                                  -----------   ----------  ------------        --------  ---------   ------------
NET INCOME (LOSS) BEFORE TAXES     (1,906,397)      45,224       364,434         (429,766)      -      (1,926,505)

BENEFIT (PROVISION) FOR TAXES               -      (18,090)     (170,000) (3)     188,090                       -
                                  -----------   ----------  ------------        --------  ---------   ------------
NET INCOME (LOSS)                  (1,906,397)      27,134       194,434         (241,676)      -      (1,926,505)

CUMULATIVE PREFERRED
    STOCK DIVIDEND                          -            -             -  (4)     210,000                 210,000
                                  -----------   ----------  ------------        --------  ---------   ------------
NET INCOME (LOSS) TO COMMON
    SHAREHOLDERS               $   (1,906,397)$     27,134 $     194,434    $    (451,676)$        - $ (2,136,505)
                                  ============  =========== =============     ============ ==========  ===========

NET INCOME (LOSS) PER SHARE TO
    COMMON SHAREHOLDERS        $        (0.23)                              $           - $        - $      (0.22)
                                  ============                                ============ ==========  ===========

WEIGHTED AVERAGE COMMON
      SHARES OUTSTANDING            8,361,171                                           -  1,400,000    9,761,171
                                  ============                                ============ ==========  ===========



                   See notes to proforma financial statements.